   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 1998

                                                      REGISTRATION NO. 333-41579
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

          NORTHWEST AIRLINES                       NORTHWEST AIRLINES,
             CORPORATION                                   INC.
           (Exact name of Registrants as specified in their charters)
               DELAWARE                                 MINNESOTA
         (State or other jurisdiction of incorporation or organization)
                 4512                                      4512
            (Primary Standard Industrial Classification Code Number)
              95-4205287                                41-0449230
                    (I.R.S. Employer Identification Number)

                                 --------------

                             2700 LONE OAK PARKWAY
                             EAGAN, MINNESOTA 55121
                                 (612) 726-2111
  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                               ------------------

                           DOUGLAS M. STEENLAND, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         NORTHWEST AIRLINES CORPORATION
                             2700 LONE OAK PARKWAY
                             EAGAN, MINNESOTA 55121
                                 (612) 726-2111
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                    COPY TO:

                             WILSON S. NEELY, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10017-3954
                                 (212) 455-2000

                                 --------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                                   (CONTINUED ON FOLLOWING PAGE)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(CONTINUED FROM PREVIOUS PAGE)


    Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Forms of Prospectus included in this Registration Statement also relate to an aggregate remaining amount of $304,191,000 of the classes of Securities covered by such Forms of Prospectus previously registered under the Registration Statements on Form S-3 (File Nos. 333-13307 and 333-28649). A filing fee of $86,206.90 was paid on October 2, 1996 and November 12, 1996 in connection with the remaining amount of Securities registered under the Registration Statement on Form S-3 (File No. 333-13307), and a filing fee of $86,206.90 was paid on June 5, 1997 in connection with the remaining amount of Securities registered under the Registration Statement on Form S-3 (File No. 333-28649). This Registration Statement is a new Registration Statement, constitutes Post-Effective Amendment No. 7 to Registration Statement No. 333-13307 and Post-Effective Amendment No. 4 to Registration Statement No. 333-28649, and such Post-Effective Amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933, as amended.

                                 --------------

    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
                                 --------------

Information contained in this preliminary prospectus supplement is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus supplement is delivered. This preliminary prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                                FILED PURSUANT TO RULE 424(B)(3)
                                                      REGISTRATION NO. 333-41579
                                                   REGISTRATION NO. 333-41579-01

PROSPECTUS SUPPLEMENT (SUBJECT TO COMPLETION, DATED FEBRUARY 27, 1998) (TO PROSPECTUS, SUBJECT TO COMPLETION, DATED FEBRUARY 27, 1998)


                                  $400,000,000

              [LOGO]
                            NORTHWEST AIRLINES, INC.
                    FULLY AND UNCONDITIONALLY GUARANTEED BY

                         NORTHWEST AIRLINES CORPORATION


                       $200,000,000 7 5/8% NOTES DUE 2005


                       $200,000,000 7 7/8% NOTES DUE 2008

                                ----------------

                   INTEREST PAYABLE MARCH 15 AND SEPTEMBER 15

                              -------------------

   THE NOTES DUE 2005 AND THE NOTES DUE 2008 (COLLECTIVELY, THE "NOTES") WILL MATURE ON MARCH 15, 2005 AND MARCH 15, 2008, RESPECTIVELY. THE NOTES MAY BE
 REDEEMED AT ANY TIME, AT THE OPTION OF NORTHWEST AIRLINES, INC. ("NORTHWEST"),
  IN WHOLE OR IN PART, AT A PRICE EQUAL TO 100% OF THE PRINCIPAL AMOUNT PLUS
     ACCRUED AND UNPAID INTEREST, IF ANY, TO THE DATE OF REDEMPTION PLUS A MAKE-WHOLE PREMIUM, IF ANY, RELATING TO THE THEN PREVAILING TREASURY
      YIELD AND THE REMAINING LIFE OF THE NOTES. THE NOTES WILL RANK PARI
          PASSU WITH ALL UNSECURED AND UNSUBORDINATED INDEBTEDNESS OF
      NORTHWEST. THE NOTES WILL BE FULLY AND UNCONDITIONALLY GUARANTEED ON
      A SENIOR BASIS BY NORTHWEST AIRLINES CORPORATION ("NWA CORP." AND,
         TOGETHER WITH ITS SUBSIDIARIES, THE "COMPANY"), THE INDIRECT
                              PARENT OF NORTHWEST.


 AS OF DECEMBER 31, 1997, NORTHWEST HAD $2,099.2 MILLION OF LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS WHICH WOULD RANK PARI PASSU IN RIGHT OF PAYMENT WITH
  THE NOTES, OF WHICH $1,587.4 MILLION WAS SECURED BY NORTHWEST'S ASSETS, AND NO LONG-TERM DEBT OR CAPITAL LEASE OBLIGATIONS WHICH WOULD RANK SENIOR IN
    RIGHT OF PAYMENT TO THE NOTES. AS OF THE SAME DATE, NWA CORP. HAD $729.8
       MILLION OF LONG-TERM DEBT OBLIGATIONS (CONSISTING ENTIRELY OF NWA CORP.'S GUARANTEES OF THE INDEBTEDNESS OF SUBSIDIARIES) WHICH WOULD
     RANK PARI PASSU IN RIGHT OF PAYMENT WITH THE PARENT GUARANTY OF THE
            NOTES, NONE OF WHICH WAS SECURED BY NWA CORP.'S ASSETS.

 THE NOTES WILL BE REPRESENTED BY ONE OR MORE GLOBAL NOTES IN FULLY REGISTERED FORM, WITHOUT COUPONS, DEPOSITED WITH A CUSTODIAN FOR AND REGISTERED IN THE
      NAME OF A NOMINEE OF THE DEPOSITORY TRUST COMPANY ("DTC"). EXCEPT AS DESCRIBED HEREIN, BENEFICIAL INTERESTS IN THE GLOBAL NOTES WILL BE SHOWN
        ON, AND TRANSFERS THEREOF WILL BE EFFECTED ONLY THROUGH, RECORDS MAINTAINED BY DTC AND ITS DIRECT OR INDIRECT PARTICIPANTS. SEE
        "DESCRIPTION OF DEBT SECURITIES--GLOBAL DEBT SECURITIES" IN THE
                           ACCOMPANYING PROSPECTUS.
                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE S-7 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE NOTES.
                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO
     WHICH IT RELATES.
      ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

          NOTES DUE 2005 - PRICE 99.615% AND ACCRUED INTEREST, IF ANY NOTES DUE 2008 - PRICE 99.920% AND ACCRUED INTEREST, IF ANY

                              -------------------


                                                                                 UNDERWRITING
                                                         PRICE TO               DISCOUNTS AND              PROCEEDS TO
                                                        PUBLIC(1)               COMMISSIONS(2)           NORTHWEST(1)(3)
                                                 ------------------------  ------------------------  ------------------------
PER NOTE DUE 2005..............................          99.615%                    1.250%                   98.365%
TOTAL..........................................        $199,230,000               $2,500,000               $196,730,000
PER NOTE DUE 2008..............................          99.920%                    1.500%                   98.420%
TOTAL..........................................        $199,840,000               $3,000,000               $196,840,000


------------------

(1) PLUS ACCRUED INTEREST, IF ANY, FROM MARCH 4, 1998.


(2) NORTHWEST AND NWA CORP. HAVE AGREED TO INDEMNIFY THE UNDERWRITERS AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SEE "UNDERWRITERS."


(3) BEFORE DEDUCTING ESTIMATED EXPENSES OF $550,000 PAYABLE BY NORTHWEST.

                            ------------------------


    THE NOTES ARE OFFERED, SUBJECT TO PRIOR SALE, WHEN, AS AND IF ACCEPTED BY THE UNDERWRITERS AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY SHEARMAN & STERLING, COUNSEL FOR THE UNDERWRITERS. IT IS EXPECTED THAT DELIVERY OF THE NOTES WILL BE MADE ON OR ABOUT MARCH 4, 1998 THROUGH THE BOOK-ENTRY FACILITIES OF DTC AGAINST PAYMENT THEREFOR IN IMMEDIATELY AVAILABLE FUNDS.

                          ---------------------------

MORGAN STANLEY DEAN WITTER
              GOLDMAN, SACHS & CO.
                            BT ALEX. BROWN
                                           CHASE SECURITIES INC.
FEBRUARY   , 1998

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NORTHWEST OR NWA CORP. SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE NOTES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITERS."

                                 --------------

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This Prospectus Supplement and the accompanying Prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in the Prospectus Supplement and the accompanying Prospectus, including, without limitation, statements regarding the Company's future financial position, as well as certain of those relating to transactions regarding or with Continental Airlines, Inc. and KLM Royal Dutch Airlines and the U.S.-Japan bilateral aviation agreement are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be correct. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed under "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Prospectus Supplement and the accompanying Prospectus.

                                 --------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT
NWA Corp. and Northwest...................................................  S-3
Recent Developments.......................................................  S-3
Use of Proceeds...........................................................  S-4
Summary Consolidated Financial and Operating Data.........................  S-5
Risk Factors..............................................................  S-7
Capitalization............................................................  S-11
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................  S-12
Description of Notes......................................................  S-21
Underwriters..............................................................  S-24
Legal Opinions............................................................  S-25

                                   PROSPECTUS
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
The Company...............................................................    3
Use of Proceeds...........................................................    3
Ratio of Earnings to Fixed Charges........................................    3
Description of Debt Securities............................................    3
Description of Warrants...................................................   13
Plan of Distribution......................................................   15
Legal Opinions............................................................   16
Experts...................................................................   16

                            NWA CORP. AND NORTHWEST

    Northwest, the principal wholly-owned indirect subsidiary of NWA Corp., operates the world's fourth largest airline (as measured by 1996 revenue passenger miles ("RPMs")) and is engaged principally in commercial transportation of passengers and cargo. Northwest's business focuses on the development of a global airline network through the optimization of its domestic hubs at Detroit, Minneapolis/St. Paul and Memphis, an extensive Pacific route system with hubs at Tokyo and Osaka, and a transatlantic alliance with KLM Royal Dutch Airlines ("KLM"), which operates through a hub in Amsterdam.

    Northwest operates substantial domestic and international route networks. As of December 31, 1997, Northwest directly served more than 150 cities in 18 countries on the continents of North America, Asia and Europe. Northwest had more than 54 million enplanements and flew over 72 billion RPMs in 1997.

                              RECENT DEVELOPMENTS

CONTINENTAL AIRLINES, INC.

    On January 25, 1998, Northwest and Continental Airlines, Inc. ("Continental") entered into an agreement providing for a global strategic operating alliance (the "alliance agreement"). The thirteen year alliance, when fully implemented, will connect the two carriers' networks and will include code-sharing, frequent flyer program reciprocity, cooperation between Continental and KLM and other cooperative activities. Full implementation of the alliance agreement is contingent on approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), approval of the Department of Transportation and the successful conclusion of negotiations with Northwest's pilots' union. The two airlines have no plans to merge their operations and will retain separate boards, management and headquarters. No layoffs, mergers of workforces, transfers of flying or assets or closures of facilities are planned.

    On January 25, 1998, NWA Corp. entered into an Investment Agreement pursuant to which NWA Corp. will acquire the beneficial ownership of 8,535,868 shares of Class A Common Stock of Continental. These shares represent approximately 14 percent of Continental's common stock equity and 52 percent of its outstanding common stock voting power. The aggregate consideration was valued at approximately $519 million and is expected to consist of $311 million in cash and 4.1 million shares of newly issued common stock. The transaction, which is expected to close by the end of 1998, is subject to customary closing conditions, including approval under HSR. For additional information regarding the formation of a new holding company and the related corporate restructuring, see Note S to the Consolidated Financial Statements (as defined herein) incorporated by reference in the accompanying Prospectus.

    In connection with the Investment Agreement and the alliance agreement, NWA Corp. entered into a Governance Agreement with Continental for a six-year term. The Governance Agreement contains certain restrictions on NWA Corp.'s ability to acquire additional shares of Continental common stock and to vote such shares and restrictions on NWA Corp.'s ability to affect the composition and conduct of Continental's Board of Directors.

KLM

    In September 1997, the Company and KLM expanded their joint venture alliance by entering into an enhanced commercial and operational alliance providing for a minimum term of 13 years. In connection with the expanded alliance agreement, NWA Corp. entered into an agreement to repurchase the shares of NWA Corp. common stock held by KLM over a three year period. On January 16, 1998, NWA Corp. and KLM reached an agreement in principle to accelerate NWA Corp.'s repurchase of KLM's remaining 18,177,874 shares of NWA Corp. common stock. The estimated purchase price of $775 million will be paid with a combination of senior unsecured notes in the aggregate principal amount of approximately

$440 million and cash in the amount of approximately $335 million. The notes will have principal amounts of approximately $204 million, $136 million and $100 million and will mature on September 29, 1998, 1999 and 2000, respectively. The closing of the repurchase will occur no later than May 1, 1998 and is subject to the approval of the NWA Corp. board of directors and the KLM supervisory board. Under certain limited circumstances (the failure of the alliance to maintain certain antitrust immunity or Northwest's default under the alliance agreement), KLM will have an option to buy back from NWA Corp. up to the number of shares being repurchased by NWA Corp.


LEGAL MATTERS



    In January 1998, Northwest received a civil investigative demand ("CID") from the Antitrust Division of the Department of Justice ("DOJ") related to an antitrust investigation to determine whether there are, have been or may be violations of Sections 1 and 2 of the Sherman Act related to, among other things, monopolization of hub markets. Northwest understands that this is part of a larger DOJ investigation of competitive practices in the airline industry. The CID is a request for information in the course of a civil antitrust investigation and does not constitute the institution of legal proceedings. Northwest anticipates filing information with the DOJ that it believes will be responsive to the CID.


                                USE OF PROCEEDS

    Net proceeds from the sale of the Notes will be used for general corporate purposes.

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

    The following table presents summary consolidated financial data and operating statistics of NWA Corp. The annual historical financial data were derived from NWA Corp.'s Consolidated Financial Statements incorporated by reference in the accompanying Prospectus and should be read in conjunction therewith. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.


                                                                                  YEAR ENDED DECEMBER 31
                                                                          --------------------------------------
                                                                             1997          1996          1995
                                                                          ----------  --------------  ----------
STATEMENT OF INCOME DATA (IN MILLIONS):
  Operating revenues
    Passenger...........................................................  $  8,822.1  $      8,598.3  $  7,762.0
    Cargo...............................................................       789.4           745.8       751.2
    Other...............................................................       614.3           536.4       571.7
                                                                          ----------  --------------  ----------
                                                                            10,225.8         9,880.5     9,084.9
                                                                          ----------  --------------  ----------
  Operating expenses
    Salaries, wages and benefits........................................     3,023.9         2,709.4     2,412.1
    Stock-based employee compensation...................................      --               242.8       478.0
    Aircraft fuel and taxes.............................................     1,393.8         1,396.9     1,083.8
    Commissions.........................................................       855.2           868.4       840.5
    Aircraft maintenance materials and repairs..........................       620.4           556.2       395.4
    Other rentals and landing fees......................................       456.7           454.0       476.2
    Aircraft rentals....................................................       358.9           346.3       338.9
    Depreciation and amortization.......................................       396.0           377.7       358.1
    Other...............................................................     1,963.7         1,875.0     1,788.5
                                                                          ----------  --------------  ----------
                                                                             9,068.6         8,826.7     8,171.5
                                                                          ----------  --------------  ----------
  Operating income......................................................     1,157.2         1,053.8       913.4
  Other income (expense)
    Interest expense....................................................      (244.7)         (269.8)     (401.2)
    Other--net..........................................................        72.1            88.4        31.3
                                                                          ----------  --------------  ----------
                                                                              (172.6)         (181.4)     (369.9)
                                                                          ----------  --------------  ----------

  Income before extraordinary item(1):..................................  $    605.8  $        536.1  $    342.1
                                                                          ----------  --------------  ----------
                                                                          ----------  --------------  ----------
  Earnings per common share(2):.........................................
    Basic...............................................................  $     5.89  $         5.05  $     3.11
    Diluted.............................................................  $     5.29  $         4.52  $     2.90
                                                                          ----------  --------------  ----------
                                                                          ----------  --------------  ----------
OTHER DATA (IN MILLIONS EXCEPT FINANCIAL RATIO DATA):
  Ratio of earnings to fixed charges....................................        3.05x           2.74x       1.90x(3)
  Cash provided by operating activities.................................  $  1,607.3  $      1,372.3  $  1,460.6
  Cash used in investing activities.....................................      (885.9)       (1,241.9)     (245.7)
  Cash used in financing activities.....................................      (540.4)         (421.9)     (832.0)
  EBIT(4)...............................................................     1,218.7         1,134.9       930.8
  EBITDA(5).............................................................     1,614.7         1,512.6     1,288.9
  EBITDAR(6)............................................................     1,973.6         1,858.9     1,627.8
  EBIT/interest expense.................................................         5.2x            4.3x        2.4x
  EBITDA/interest expense...............................................         6.9             5.8         3.3
  EBITDAR/interest expense and aircraft rentals.........................         3.3             3.1         2.2


                                               (FOOTNOTES TO TABLE ON NEXT PAGE)

                                                                 YEAR ENDED DECEMBER 31
                                                            ---------------------------------
                                                              1997        1996        1995
OPERATING STATISTICS(7):                                    ---------  -----------  ---------
  Scheduled Service:
    Available seat miles (millions)(8)....................   96,963.6     93,913.7   87,472.0
    Revenue passenger miles (millions)(9).................   72,031.3     68,639.1   62,515.2
    Passenger load factor(%)(10)..........................       74.3         73.1       71.5
    Revenue passengers (millions).........................       54.7         52.7       49.3
    Revenue yield per passenger mile (cents)(11)..........      12.11        12.53      12.42
    Passenger revenue per scheduled ASM (cents)...........       9.00         9.16       8.87
  Operating revenue per total ASM (cents)(12).............       9.76         9.85       9.58
  Operating expense per total ASM (cents)(12).............       8.63         8.78       8.66
  Cargo ton miles (millions)(13)..........................    2,282.8      2,215.8    2,246.3
  Cargo revenue per ton mile (cents)......................       34.5         33.7       33.4
  Fuel gallons consumed (millions)........................    1,996.3      1,945.1    1,846.2
  Average fuel cost per gallon (cents)....................      64.86        67.21      55.66
  Number of operating aircraft at year-end................        405          399        380
  Full-time equivalent employees at year-end..............     48,984       47,536     45,124


                                                                                            AT            AT
                                                                                       DECEMBER 31,  DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
BALANCE SHEET DATA (IN MILLIONS):
  Cash, cash equivalents & unrestricted short-term investments.......................   $  1,039.9    $    752.1
  Total assets.......................................................................      9,336.2       8,511.7
  Long-term debt, including current maturities.......................................      2,069.3       2,060.4
  Long-term obligations under capital leases, including current obligations..........        705.3         772.2
  Mandatorily redeemable preferred security of subsidiary............................        486.3         549.2
  Redeemable stock:
    Preferred........................................................................        306.2         602.6
    Common...........................................................................        848.5        --
  Common stockholders' equity (deficit)..............................................       (311.0)         92.9

--------------------

 (1) The 1997 and 1995 extraordinary items were $(9.3) million and $49.9 million, respectively.


 (2) Excludes the effects of the 1997 extraordinary loss ($.10 per basic share and $.08 per diluted share), the 1996 preferred stock transaction ($.75 per basic share and $.68 per diluted share), the 1995 preferred stock transaction ($.64 per basic share and $.58 per diluted share) and the 1995 extraordinary gain ($.55 per basic share and $.50 per diluted share).



 (3) Calculated after reclassification of interest of mandatorily redeemable preferred security holder to other income (expense).



 (4) EBIT represents income before extraordinary items plus the sum of interest expense (net of capitalized interest) and income tax expense.



 (5) EBITDA represents EBIT, as defined in (4) above, plus depreciation and amortization.



 (6) EBITDAR represents EBITDA, as defined in (5) above, plus aircraft rentals. EBIT, EBITDA and EBITDAR are presented because each is a widely accepted financial indicator of a company's ability to incur and service debt. However, EBIT, EBITDA and EBITDAR should not be considered in isolation, as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.



 (7) All statistics exclude Express Airlines I, Inc.



 (8) "Available seat miles" ("ASMs") represents the number of seats available for passengers multiplied by the number of scheduled miles the seats are flown.



 (9) "Revenue passenger miles" represents the number of miles flown by revenue passengers in scheduled service.



(10) "Passenger load factor" is calculated by dividing revenue passenger miles by available seat miles, and represents the percentage of aircraft seating capacity utilized.



(11) "Revenue yield per passenger mile" represents the average revenue received from each mile a passenger is flown in scheduled service.



(12) Excludes the estimated revenues and expenses associated with the operation of Northwest's fleet of eight 747 freighter aircraft and MLT Inc.



(13) "Cargo ton miles" represents the tonnage of freight and mail carried multiplied by the number of miles flown.

                                  RISK FACTORS

    Prospective purchasers of the Notes should carefully review the information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus and should particularly consider the following matters.

COMPANY AND NOTE RELATED RISKS

  INDEBTEDNESS

    As of December 31, 1997, the Company had long-term debt (47% of which bears interest at floating rates) and capital lease obligations of $2.5 billion (excluding current maturities of $283 million). Maturities of long-term debt as of December 31, 1997 were $227 million in 1998, $185 million in 1999 and $47 million in 2000. As of December 31, 1997, future minimum lease payments under capital leases and noncancellable operating leases with initial or remaining terms of more than one year were $586 million in 1998, $566 million in 1999 and $542 million in 2000. These amounts do not include, as of December 31, 1997, (i) mandatory redemption obligations in an aggregate amount equal to $306.2 million in respect of its Series C Preferred stock beginning in 2003, (ii) the mandatorily redeemable preferred security of NWA Corp.'s subsidiary in an amount equal to $486.3 million and (iii) $848.5 million to acquire all NWA Corp. common stock currently held by KLM. See "Recent Developments" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Reserves" for a discussion of 1998 anticipated funding requirements.

    As of December 31, 1997, Northwest had $2,099.2 million of long-term debt and capital lease obligations which would rank PARI PASSU in right of payment with the Notes, of which $1,587.4 million was secured by Northwest's assets, and no long-term debt or capital lease obligations that would rank senior in right of payment to the Notes. As of the same date, NWA Corp. had $729.8 million of indebtedness which would rank PARI PASSU in right of payment with the full and unconditional guarantee by NWA Corp. of the Notes (the "Parent Guaranty"), none of which indebtedness was secured by NWA Corp.'s assets, and no long-term debt that would rank senior in right of payment to the Parent Guaranty.

    The Notes will rank PARI PASSU in right of payment to all other unsecured and unsubordinated indebtedness of Northwest, and the Parent Guaranty will rank PARI PASSU with all other unsecured and unsubordinated indebtedness of NWA Corp. The Notes are effectively subordinated to the claims of Northwest's secured lenders, and the Parent Guaranty is effectively subordinated to the claims of NWA Corp.'s secured lenders and claims against NWA Corp.'s subsidiaries.

  ABSENCE OF CERTAIN COVENANTS

    The terms of the Notes and the Parent Guaranty do not limit Northwest's or NWA Corp.'s ability to incur additional indebtedness that may be PARI PASSU in right of payment to the Notes or the Parent Guaranty, to incur liens or to pay dividends or make other distributions on, or redeem or repurchase, NWA Corp.'s capital stock. In addition, the Notes do not contain provisions that would give holders of the Notes the right to require Northwest to repurchase their Notes in the event of a change of control of Northwest or a decline in the credit rating of Northwest's or NWA Corp.'s debt securities from a takeover, recapitalization or similar restructuring or any other reason.

  FOREIGN CURRENCY EXPOSURE

    A significant portion of the Company's operations is conducted in foreign locations. Consequently, the Company has operating revenues and, to a lesser extent, operating expenses, as well as assets and liabilities, denominated in foreign currencies, particularly in Japanese yen. Its operating performance can therefore be significantly affected by fluctuations in such foreign currencies. From time to time, the Company uses options and forward contracts to hedge a portion of its anticipated yen-denominated net cash flows. As of December 31, 1997, the Company had entered into $523.5 million (67.5 billion yen) in purchased yen put options to hedge approximately 90% of its 1998 yen net cash flows.

  POSSIBLE LIMITATION ON NOL CARRYFORWARDS

    The Company utilized net operating loss carryforwards ("NOLs") of approximately $1.2 billion in 1994 through 1996 and alternative minimum tax net operating loss carryforwards ("AMTNOLs") of approximately $590 million in 1993 through 1996. Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder impose limitations on the carryforward amounts of NOLS, AMTNOLs and credits that can be used to offset taxable income (or used as a credit) in any single tax year if the corporation experiences more than a 50% ownership change, as defined therein, over a three-year testing period ending on any testing date. In general, if such an "ownership change" occurs, Section 382 limits the amount of NOLs, AMTNOLs and credits which may be carried forward from pre-ownership change years that can be used in any one post-change year to an amount equal to the product of the value of the corporation's stock for tax purposes immediately before the change multiplied by the "long-term tax-exempt rate" as determined by the Internal Revenue Service (the "IRS") for the month of the change. Management believes that an offering of outstanding common stock by existing stockholders in November 1995 triggered an ownership change, but that no ownership change occurred prior to such offering. If such an ownership change in fact occurred as a result of the November 1995 offering, management believes that, even as limited by Sections 382 and 383 of the Code, the NOLs, AMTNOLs and credits would be used significantly earlier than their expiration, and the annual limitations would not have an adverse impact on the Company. However, if the IRS were to successfully assert that an ownership change had occurred on any prior date, including August 1, 1993 (the date of the Company's labor agreements), the impairment of the Company's ability to use its NOLs, AMTNOLs and credit carryforwards would be significant because the value of NWA Corp.'s stock on certain prior testing dates, which adversely affects the annual limitation described above, was relatively low.

  OTHER TAX MATTERS

    In November 1995, the IRS issued proposed adjustments to the tax returns of the Company for the 1988 through 1991 tax years. Certain of these proposed adjustments result from a disagreement between the Company and the IRS as to the timing of the recognition of approximately $385 million of taxable income. The Company disagrees with the IRS' proposals. The Company is vigorously contesting these proposed adjustments and believes its positions are correct. To the extent the IRS were to prevail on any of these issues, the Company would recognize taxable income and utilize net operating loss carryforwards sooner than otherwise scheduled. For financial reporting purposes, any adjustments to taxable income would largely be accounted for as temporary differences and would not result in a material change to the Company's income tax expense.

  ABSENCE OF A PUBLIC MARKET FOR THE NOTES

    The Notes will be new securities for which there currently is no market. Although the Underwriters have informed Northwest that they currently intend to make a market in the Notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. If the Underwriters cease to act as a market maker for the Notes for any reason, there can be no assurance that another firm or person will make a market in the Notes. There can be no assurance that an active market for the Notes will develop or, if a market does develop, at what price the Notes will trade. Northwest does not intend to apply for listing of the Notes on any securities exchange or for quotation through the Nasdaq National Market.

  NEGATIVE NET WORTH

    NWA Corp. had a common stockholders' equity deficit as of December 31, 1997 of $311.0 million. There may be investors and lenders who have policies that limit or preclude their investment in or lending to companies with a common stockholders' equity deficit, and therefore NWA Corp.'s common stockholders' equity deficit may affect its ability to obtain additional financing in the future.

  LABOR AGREEMENTS

    The Company's labor contract with each of its unions became amendable in 1996. Consequently, labor wage rates and costs are subject to collective bargaining. While the Company cannot predict the wage rates that will ultimately be in effect (since such rates will be determined by collective bargaining), management believes that the Company's labor costs will remain competitive in comparison to other large U.S. airlines. The Company cannot, however, predict the ultimate outcome of the negotiations at this time.

INDUSTRY RELATED RISKS

  INDUSTRY CONDITIONS AND COMPETITION

    The airline industry is highly competitive and susceptible to price discounting. Airline profit levels are highly sensitive to, and from 1990 to 1992 were severely impacted by, adverse changes in fuel costs, average yield (fare levels) and passenger demand. Passenger demand and yields were adversely affected during this period by, among other things, the general state of the economy, the Persian Gulf War and actions taken by carriers with respect to fares. As a result of this adverse operating environment, from 1990 to 1992 the domestic airline industry, including the Company, incurred unprecedented losses.

    The emergence in recent years of several new carriers, typically with low cost structures, has further increased the competitive pressures on the major U.S. airlines. In some cases, the new entrants have initiated or triggered price discounting. Aircraft, skilled labor and gates at most airports continue to be available to start-up carriers. The commencement of service by new carriers on Northwest's routes could negatively impact Northwest's operating results. In addition, certain existing U.S. domestic carriers compete primarily by offering low-cost air service on route networks that do not employ hub-and-spoke systems. These discount air carriers could affect the yields of major domestic carriers such as Northwest.

    Although the domestic airline industry has at present abandoned deeply discounted general pricing structures, and fare levels have continued to increase from 1992 levels, significant industry-wide discounts could be reimplemented at any time, and the introduction of broadly available, deeply discounted fares by a major U.S. airline would result in lower yields for the entire industry and could have a material adverse effect on the Company's operating results.

    The increased competitive environment resulting from the recently signed Memorandum of Consultation between the U.S. and Japan and the general economic environment in Asia may adversely impact Northwest's Pacific revenues in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Other Information." In addition, an outbreak of hostilities in the Persian Gulf could have a material adverse effect on the Company's operating results.

  AIRCRAFT FUEL COSTS

    Because fuel costs are a significant portion of the Company's operating costs (approximately 15.4% for 1997), significant changes in fuel costs would materially affect the Company's operating results. Fuel prices continue to be susceptible to, among other factors, political events, and the Company cannot control near or longer-term fuel prices. In the event of a fuel supply shortage resulting from a disruption of oil imports or otherwise, higher fuel prices or curtailment of scheduled service could result. A one cent change in the cost per gallon of fuel (based on 1997 consumption) would impact operating expense by approximately $1.7 million per month. Changes in fuel prices may have a greater impact on Northwest than some of its competitors because of the composition of its fleet.

  REGULATORY MATTERS

    In the last several years, the Federal Aviation Administration (the "FAA") has issued a number of maintenance directives and other regulations relating to, among other things, collision avoidance systems, airborne windshear avoidance systems, noise abatement and increased inspection requirements. Northwest expects to continue to incur expenditures for the purpose of complying with the FAA's noise and aging aircraft regulations.

    Additional laws and regulations have been proposed from time to time that could significantly increase the cost of airline operations by, for instance, imposing additional requirements or restrictions on operations. Laws and regulations also have been considered from time to time that would prohibit or restrict the ownership and/or transfer of airline routes or takeoff and landing slots. Also, the award of international routes to U.S. carriers (and their retention) is regulated by treaties and related agreements between the United States and foreign governments which are amended from time to time. Northwest cannot predict what laws and regulations will be adopted or what changes to international air transportation treaties will be effected, if any, or how they will affect Northwest.

                                 CAPITALIZATION

    The following table sets forth the capitalization of NWA Corp. on a consolidated basis at December 31, 1997. The table should be read in conjunction with NWA Corp.'s Consolidated Financial Statements incorporated by reference in the accompanying Prospectus. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                                                                                              AT DECEMBER 31, 1997
                                                                                              --------------------
                                                                                                 (IN MILLIONS)

Cash, cash equivalents and unrestricted short-term investments..............................       $  1,039.9
                                                                                                     --------
                                                                                                     --------

Short-term debt:
  Short-term borrowings.....................................................................       $     53.7
  Current maturities of long-term debt......................................................            227.4
  Current obligations under capital leases..................................................             55.9
                                                                                                     --------
    Total short-term debt...................................................................       $    337.0
                                                                                                     --------
                                                                                                     --------
Long-term debt and capital lease obligations:
  Term loan.................................................................................       $    150.0
  Equipment pledge notes....................................................................            225.0
  Secured notes due through 2009............................................................            348.9
  Sale-leaseback financing obligations......................................................            223.0
  Unsecured notes...........................................................................            249.7
  NWA Trust No. 1 Notes.....................................................................            195.1
  NWA Trust No. 2 Notes.....................................................................            258.4
  Term certificates.........................................................................            135.0
  Long-term obligations under capital leases................................................            649.4
  Other.....................................................................................             56.8
                                                                                                     --------
    Total long-term debt and capital lease obligations......................................          2,491.3
                                                                                                     --------
Mandatorily Redeemable Preferred Security of subsidiary which holds solely non-recourse
  obligation of Northwest...................................................................            486.3
Series C Preferred Stock, $.01 par value; authorized 25,000,000 shares, 6,628,566 issued and
  outstanding...............................................................................            306.2
Common Stock subject to repurchase; 18,177,874 shares.......................................            848.5

Common stockholders' equity (deficit):
  Common Stock $.01 par value; 315,000,000 shares authorized; 103,780,875 shares issued and
    outstanding.............................................................................              1.0
Additional paid-in capital..................................................................          1,273.8
Accumulated deficit and other...............................................................           (464.2)
Treasury stock; 6,800,000 shares and 18,177,874 shares to be repurchased....................         (1,121.6)
                                                                                                     --------
    Total common stockholders' equity (deficit).............................................           (311.0)
                                                                                                     --------
    Total capitalization....................................................................       $  3,821.3
                                                                                                     --------
                                                                                                     --------

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    REFERENCES TO THE "CONSOLIDATED FINANCIAL STATEMENTS" MEAN THE COMPANY'S AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO FOR THE YEAR ENDED DECEMBER 31, 1997 INCORPORATED BY REFERENCE IN THE ACCOMPANYING PROSPECTUS. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" IN THE ACCOMPANYING PROSPECTUS.

    NWA Corp. reported record net income of $596.5 million and operating income of $1.16 billion for the year ended December 31, 1997. Diluted earnings per share were $5.21 compared with $5.20 per diluted share in 1996. Excluding the impact of the 1997 extraordinary item and 1996 preferred stock transaction, diluted earnings per share were $5.29 in 1997 compared with $4.52 in 1996, a 17% improvement. Operating income increased by $103.4 million compared with 1996, with operating margin increasing to 11.3% from 10.7% in 1996.

    The Company completed several transactions in 1997 to strengthen its long-term financial position and enhance earnings as described in "Liquidity and Capital Resources." As of December 31, 1997, total available liquidity was $2.12 billion, the highest level in Company history.

    Northwest is the principal indirect operating subsidiary of NWA Corp., accounting for more than 95% of the Company's 1997 consolidated operating revenues and expenses. The Company acquired Express Airlines I, Inc. ("Express") on April 1, 1997 and the operating results of Express are included in the consolidated financial statements commencing on that date. The Company's operating results are significantly impacted by both general and industry economic environments. Small fluctuations in revenue per available seat mile ("RASM") and cost per available seat mile ("CASM") can have significant impacts on the Company's profitability.

RESULTS OF OPERATIONS--1997 COMPARED TO 1996

    OPERATING REVENUES. Operating revenues were $10.23 billion, an improvement of $345.3 million (3.5%). Operating revenue per total service available seat mile ("ASM") decreased .9%. System passenger revenue increased $223.8 million (2.6%) due to a 3.2% increase in scheduled service ASMs and the inclusion of Express revenues of $100.1 million. These increases were offset by a 1.7% decrease in passenger RASM driven by unfavorable foreign currency translation and the reinstatement of federal ticket taxes in March 1997.

    The composition of the Company's operating revenues in each of the past three years is summarized below:

                                                                         1997       1996       1995
                                                                       ---------  ---------  ---------
Passenger revenue
    Domestic.........................................................       57.5%      57.9%      56.1%
    Pacific..........................................................       21.5       22.8       23.8
    Atlantic.........................................................        6.3        6.4        5.5
    Express..........................................................        1.0     --         --
                                                                       ---------  ---------  ---------
  Total passenger revenue............................................       86.3       87.1       85.4
Cargo revenue........................................................        7.7        7.5        8.3
Other revenue........................................................        6.0        5.4        6.3
                                                                       ---------  ---------  ---------
    Total operating revenues.........................................      100.0%     100.0%     100.0%
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

    Domestic passenger revenue, excluding Express, increased $165.5 million (2.9%) to $5.88 billion. A 2.2% increase in scheduled service ASMs and a .7% increase in passenger RASM resulted in the improved performance. The Company increased frequencies to ten cities and entered six new markets which accounts for the increase in scheduled service ASMs. The increase in RASM was due to a 2.6% (1.8 points) increase in passenger load factor offset by a 2.0% decrease in yield due to the reinstatement of federal taxes on airline tickets and international departures. The Company benefited from the absence of ticket taxes for only two months in 1997 versus eight months in 1996. See also "Other Information-- U.S. TRANSPORTATION TAXES."

    Pacific passenger revenue decreased $58.4 million (2.6%) to $2.19 billion due to a 7.7% decrease in Pacific passenger RASM which was partially offset by a 5.6% increase in scheduled service ASMs related to initiation of Minneapolis/St. Paul-Osaka service and additional trans-Pacific frequencies, mainly for the Minneapolis/St. Paul-Tokyo service. The decrease in Pacific RASM was primarily due to a 7.4% decrease in yield which was largely attributable to a weaker Japanese yen. The average yen per United States ("U.S.") dollar exchange rate for the twelve months ended December 31, 1997 and 1996 was 120 and 108, respectively, a weakening of the yen of 11.2%. Atlantic passenger revenue increased $16.6 million (2.6%) to $647.1 million due to a 1.7% increase in scheduled service ASMs and an increase in passenger RASM of .9%.

    Cargo revenue increased $43.6 million (5.8%) due to a 2.6% increase in cargo revenue per ton mile and 3.0% more cargo ton miles primarily due to the development of a more efficient freighter schedule. The increase in cargo revenue per ton mile was primarily due to increased import sales driven by the continued strength of the U.S. dollar versus Asian currencies. Other revenue increased $77.9 million (14.5%) due to settlements under the joint venture alliance with KLM and increased charter activity.

    OPERATING EXPENSES. Operating expenses increased $241.9 million (2.7%) compared to the 3.3% capacity increase to 97.1 billion total service ASMs. Operating expense per total service ASM decreased for the first time in four years from 8.78 cents per total service ASM to 8.63 cents, a decrease of 1.7%. Salaries, wages and benefits increased $314.5 million (11.6%) due primarily to the end of the Wage Savings Period as discussed under "Liquidity and Capital Resources--LABOR AGREEMENTS" and an increase in average full-time equivalent employees of 3.3%. The increase in full-time equivalent employees was attributable to the increased flying of 3.3% and increased traffic of 3.7%. Offsetting the increased salaries, wages and benefits expense was $49.2 million in lower pension expense due to a higher pension discount rate applied in 1997 compared to 1996. Aircraft fuel and taxes decreased $3.1 million (.2%) due to a 3.5% decrease in the average fuel price per gallon from 67.21 cents to 64.86 cents offset by an increase of 2.6% in fuel gallons consumed. Commissions decreased $13.2 million (1.5%) primarily due to increased domestic revenue where effective commission rates are lower than those paid internationally and also due to changes in the Company's commission structure beginning in September 1997 which reduced commissions paid from 10% to 8% on tickets purchased in the U.S. or Canada for travel to destinations outside North America. Aircraft maintenance materials and repairs increased $64.2 million (11.5%) due primarily to $19.1 million (3.4%) related to Express and an increased number of scheduled airframe and engine overhauls in accordance with the Company's maintenance program. The Company contracted for some of its additional maintenance work with outside suppliers, resulting in labor costs that would normally be classified as salaries and wages to be included in maintenance materials and repairs expense. Other expenses (the principal components of which include outside services, selling and marketing expenses, passenger food, personnel, advertising and promotional expenses, communication expenses and supplies) increased $88.7 million (4.7%), due primarily to increased volume and rates for outside services, selling and marketing fees and personnel expenses.

    OTHER INCOME AND EXPENSE. Interest expense-net decreased $28.4 million (10.8%) primarily due to the retirement of debt prior to scheduled maturity and lower interest rates on debt. The foreign currency gain for the twelve months ended December 31, 1997 was primarily attributable to balance sheet remeasurement of foreign currency-denominated assets and liabilities.

    EXTRAORDINARY ITEM. The Company repurchased for $78.7 million certain NWA Trust No. 2 aircraft notes in January 1998 pursuant to a tender offer. An extraordinary loss of $9.3 million, net of tax, was recorded in 1997 as 99% of the notes were tendered by December 31, 1997.

RESULTS OF OPERATIONS--1996 COMPARED TO 1995

    OPERATING REVENUES. Operating revenues were $9.88 billion, an improvement of $795.6 million (8.8%). Operating revenue per total service ASM increased 2.8%. System passenger revenue increased 10.8% due to a 7.4% increase in scheduled service ASMs and a 3.3% increase in passenger RASM which was attributable to a .9% increase in system yield and a 2.2% (1.6 points) increase in passenger load factor.

    Domestic passenger revenue of $5.72 billion increased $618.1 million (12.1%). A 6.3% increase in scheduled service ASMs and a 5.4% increase in RASM resulted in the improved performance. The increase in scheduled service ASMs resulted primarily from the addition of 19 aircraft, which allowed the Company to increase frequencies to 23 cities and enter seven new markets. The increase in RASM was largely driven by a 4.6% increase in yield which was favorably impacted by the lapsed federal ticket taxes. See "Other Information--U.S. TRANSPORTATION TAXES."

    Pacific passenger revenue increased $92.4 million (4.3%) to $2.25 billion due to an 8.3% increase in scheduled service ASMs resulting primarily from new service to Beijing, China and additional frequencies due to higher utilization of existing aircraft. However, RASM decreased by 3.8% because of a 7.5% decrease in yield which was somewhat mitigated by a 4.1% (3.1 points) increase in passenger load factor. The Pacific yield decreased primarily because of a weaker Japanese yen. The average yen per U.S. dollar exchange rate for the years ended December 31, 1996 and 1995 was 108 and 94, respectively, a weakening of the yen of 14.9%. Atlantic passenger revenue increased $125.9 million (24.9%) to $630.5 million, due to a 12.0% increase in scheduled service ASMs and an 11.5% increase in RASM which was largely yield related.

    Cargo revenue decreased $5.4 million (.7%) due to 1.4% fewer cargo ton miles. Cargo capacity was reduced because of increased passenger loads. Other revenue decreased $35.3 million (6.2%) due primarily to decreased charter activity.

    OPERATING EXPENSES. Operating expenses increased $655.2 million (8.0%). While operating capacity increased 7.3% to 94.0 billion total service ASMs, operating expense per total service ASM increased 1.4% largely related to higher fuel prices and increased maintenance costs somewhat offset by lower stock-based compensation. Salaries, wages and benefits increased $297.3 million (12.3%) due primarily to an increase in average full-time equivalent employees of 4.7% and the end of the Wage Savings Period. The increase in full-time equivalent employees was attributable to the increased flying of 7.3% and increased traffic of 6.8%. Additionally, included in the increased salaries, wages and benefits expense was a $73.8 million unfavorable impact of pension expense due to a lower pension discount rate applied in 1996 compared to 1995. Non-cash stock-based employee compensation expense is a function of shares earned by employees and the period-ending common stock price. The 1996 stock-based compensation expense decreased to $242.8 million from $478.0 million for 1995 because fewer shares were earned by employees in 1996 (7.2 million common equivalent shares compared with 9.4 million common equivalent shares earned in 1995) and the common stock price used to measure expense decreased to a weighted average of $33.77 per share for 1996 from $51.00 per share for 1995. Aircraft fuel and related taxes increased 28.9% from $1.08 billion to $1.40 billion. A 20.8% increase in average fuel cost per gallon and an excise tax increase which was effective October 1995 caused $256.6 million of the increase with the balance attributable to increased flying. Commissions increased $27.9 million (3.3%) as a result of a 10.8% increase in passenger revenue somewhat offset by the impact of a decrease in the effective domestic commission rate. Aircraft maintenance materials and repairs increased $160.8 million (40.7%) due to a number of factors including the timing of maintenance activities, increased flying, higher engine overhaul costs and the impact of favorable vendor settlements in 1995. Other rentals and landing fees decreased $22.2 million (4.7%) due primarily to the weakening of the Japanese yen. Other expenses increased $86.5 million (4.8%), due primarily to increased volume and rates for outside services, promotional and personnel expenses.

    OTHER INCOME AND EXPENSE. Interest expense-net decreased $124.8 million (32.2%) primarily due to the retirement of debt prior to scheduled maturity and the October 1995 restructuring of the Company's financing arrangement related to certain property in Japan. The foreign currency gain of $19.1 million was attributable to balance sheet remeasurement of foreign currency-denominated assets and liabilities. The $18.0 million benefit in other-net was largely due to a $25.5 million increase in income related to an equity investment in an affiliate offset by the payment of $10.9 million made related to the travel agency litigation settlement.

LIQUIDITY AND CAPITAL RESOURCES

    At December 31, 1997, the Company had cash and cash equivalents of $740.4 million, unrestricted short-term investments of $299.5 million, borrowing capacity of $839.2 million under its revolving credit facility and the ability under another facility to borrow up to $240 million using existing aircraft as collateral, providing total available liquidity of $2.12 billion.


    Cash flows from operating activities were $1.61 billion for 1997 which included higher than normal sale proceeds of frequent flyer miles in excess of revenue, in the amount of $387.7 million. Such higher than normal sale proceeds were due to a 1997 bulk sale of such miles to the Company's frequent flyer partners. Cash flows from operating activities were $1.37 billion for 1996 and $1.46 billion for 1995. Net cash used in investing and financing activities during 1997, 1996 and 1995 was $1.43 billion, $1.66 billion and $1.08 billion, respectively.


    INVESTING ACTIVITIES. Investing activities in 1997 consisted primarily of costs to commission aircraft before entering revenue service, aircraft deposits, the refurbishment of DC-9 aircraft, engine hushkitting, ground equipment purchases, the acquisition of Express, the purchase off lease of four aircraft and the purchase of eight RJ85 aircraft, one DC 10-30 aircraft and three DC 9-30 aircraft. Investing activities in 1996 pertained primarily to the acquisition of 13 Boeing 757 aircraft, seven DC9-30 aircraft, three DC10-30 aircraft and two 747-200 aircraft; the purchase off lease of 22 aircraft; and the refurbishment of DC-9 aircraft. Capital expenditures for 1995 pertained primarily to aircraft modifications, the acquisition of two Boeing 757 aircraft for sale and leaseback, the acquisition of 14 DC-9 aircraft and deposits on ordered aircraft.

    On January 25, 1998, NWA Corp. entered into an Investment Agreement pursuant to which NWA Corp. will acquire the beneficial ownership of 8,535,868 shares of Class A Common Stock of Continental. These shares represent approximately 14% of Continental's common stock and 52% of its outstanding common stock voting power. The aggregate consideration was valued at approximately $519 million and is expected to consist of $311 million in cash and 4.1 million shares of newly issued common stock. The cash is expected to be funded from the Company's general working capital which may be supplemented by the proceeds of unsecured borrowings in the public capital markets. The transaction is expected to close by the end of 1998. For additional information regarding the formation of a new holding company and the related corporate restructuring, the Governance Agreement with Continental and the operating alliance, see Note S to the Consolidated Financial Statements.

    FINANCING ACTIVITIES. Financing activities in 1997 pertained primarily to NWA Corp.'s repurchases of its common stock and Series A and B Preferred Stock, the issuance of $250 million of unsecured notes, the sale and leaseback of eight RJ85 aircraft and the payment of debt and capital lease obligations. In December 1997, the Company repurchased $39 million of its sale-leaseback financing obligations. The Company's Credit Agreement was amended in December 1997 to increase its existing unsecured revolving credit facility from $500 million to $675 million and to extend the availability period to December 2002, and to add a new $175 million 364-day unsecured revolving credit facility. If the 364-day facility is not renewed for an additional 364-day period, the Company may borrow up to the entire amount of the facility and all such borrowings mature in December 2002.

    On September 29, 1997, the Company entered into agreements to repurchase for $1.12 billion over three years the 25 million shares of NWA Corp. common stock held by KLM. On that date, 6.8 million of such shares were repurchased for $273.1 million. Concurrently, all of NWA Corp.'s Series A and B Preferred Stock held by KLM and other holders was repurchased for $251.3 million. Both repurchases were funded using existing cash resources. The remaining 18.2 million shares of common stock to be repurchased were reclassified to redeemable common stock from common stockholders' equity, as required for such stock transactions. However, earnings per share calculations will continue to include the 18.2 million shares until actually repurchased. The Company and KLM also expanded their alliance by entering into an enhanced commercial and operational alliance providing for a minimum term of 13 years.

    Subsequently, on January 16, 1998, NWA Corp. reached an agreement in principle with KLM to accelerate the repurchase of the remaining 18.2 million shares of common stock. The agreement in principle is subject to the execution of definitive documentation and the approval of the respective boards of NWA Corp. and KLM. The estimated purchase price of $775 million will be paid with a combination of approximately $335 million of cash and three senior unsecured notes for the remainder. The cash is expected to be funded from the Company's general working capital which may be supplemented by the proceeds of unsecured borrowings in the public capital markets. The transaction is expected to close before May 1, 1998 at which time the 18.2 million remaining common shares will be repurchased and excluded from the earnings per share calculations. See Note H to the Consolidated Financial Statements.

    Northwest sells certain receivables on an ongoing basis to Northwest Capital Funding Corp., pursuant to a receivable financing program (the "Receivable Program"). The Receivable Program provides for the early retirement of the related term certificates upon the occurrence of certain events, one of which occurred on January 25, 1998. Accordingly, the Company advised the trustee for the certificateholders that these certificates will be paid in full on February 25, 1998.

    Financing activities in 1996 pertained primarily to the sale and leaseback of seven Boeing 757 aircraft and the payment of debt and capital lease obligations, including prepayments of $180 million. In October 1996, the Credit Agreement was amended to increase the term loan to $150 million and extend the final maturity to 2002. In July 1996, NWA Corp. acquired from KLM 3,691.2 shares of NWA Corp. Series A Preferred Stock and 2,962.8 shares of NWA Corp. Series B Preferred Stock in exchange for $379 million of unsecured promissory notes which were repaid in December 1996.

    In October 1995 the Company completed a restructuring of its financing arrangement related to certain property the Company owns in Japan. As a result, long-term debt decreased by $695.9 million and was replaced by a $622.0 million yen-denominated non-recourse obligation with longer maturities which is reflected in the Company's balance sheet as a Mandatorily Redeemable Preferred Security of Subsidiary which holds a solely non-recourse obligation of Company. In December 1995 the Company retired the 1989 acquisition loan by prepaying the remaining $837 million loan outstanding using proceeds from a new credit facility and available funds. Also during 1995, Bankers Trust New York Corporation exchanged 1,727 shares of NWA Corp.'s Series B Preferred Stock for 2,050,000 shares of NWA Corp.'s common stock.

    See Note D to the Consolidated Financial Statements for maturities of long-term debt for the five years subsequent to December 31, 1997.

    CAPITAL COMMITMENTS. The current aircraft delivery schedule provides for the acquisition of 115 aircraft over the next eight years. See Notes K and O to Consolidated Financial Statements for additional discussion of aircraft capital commitments. Other capital expenditures, including costs to commission presently owned aircraft that have not yet entered revenue service, are projected for 1998 to be approximately $395 million which the Company anticipates funding primarily with cash from operations.

    The Company has adopted programs to hushkit and modify 173 DC-9 aircraft to meet noise and aging aircraft requirements. As of December 31, 1997, the Company had hushkitted 89 of these 173 DC-9 aircraft. Capital expenditures for engine hushkits and aging aircraft modifications were $51 million in 1997 and are expected to aggregate $360 million during the next five years for these aircraft. The Company has also elected to upgrade aircraft systems and refurbish interiors for the 173 DC-9 aircraft. Capital expenditures associated with upgrading systems and interior refurbishment were $74 million in 1997 and are expected to aggregate $54 million during the next five years.

    The Company has commenced its program, adopted in 1996, to refurbish the interiors of its international 747 and DC-10 aircraft, estimated to aggregate $120 million over the next five years. In 1996, the Company adopted a program to hushkit and modify 29 Boeing 727-200 aircraft, estimated to cost approximately $65 million over the next two years.

    LABOR AGREEMENTS. The labor cost savings discussed in Note C to Consolidated Financial Statements which improved the Company's 1993 to 1996 cash flow from operating activities ended on July 31, 1996 for flight attendants, September 30, 1996 for mechanics, ground personnel and management and October 30, 1996 for pilots. The Company's agreements with the employee unions provided that wage scales at the end of the Wage Savings Period snapback to August 1, 1993 levels and snap-up pursuant to formulae based in part on wage rates and wage rate increases at other large U.S. airlines. Consequently, at the end of the Wage Savings Period, salaries and wages increased by approximately $340 million on an annualized basis including $50 million for snap-ups.

    The Company's labor contract with each of its unions became amendable as each labor cost savings agreement ended. Consequently, future labor wage rates and costs are subject to collective bargaining. While the Company cannot predict the wage rates that will ultimately be in effect (since such rates will be determined by collective bargaining), management believes that its labor costs will remain competitive in comparison to other large U.S. airlines. The Company cannot predict the ultimate outcome of the negotiations at this time.

    WORKING CAPITAL. The Company operates, like its competitors, with a working capital deficit which aggregated $674.2 million at December 31, 1997. The working capital deficit is primarily attributable to the $1.22 billion air traffic liability for advance ticket sales.

MARKET RISK SENSITIVE INSTRUMENTS AND POSITIONS

    The risk inherent in the Company's market risk sensitive instruments and positions is the potential loss arising from adverse changes in the price of fuel, foreign currency exchange rates and interest rates as discussed below. The sensitivity analyses presented do not consider the effects that such adverse changes may have on overall economic activity nor do they consider additional actions management may take to mitigate its exposure to such changes. Actual results may differ. See Notes A and P to the Consolidated Financial Statements for accounting policies and additional information, respectively.

    AIRCRAFT FUEL. The Company's earnings are affected by changes in the price and availability of aircraft fuel. In order to provide a measure of control over price and supply, the Company trades and ships fuel and maintains fuel storage facilities to support its flight operations. The Company also manages the price risk of fuel costs primarily utilizing futures contracts traded on regulated exchanges. Market risk is estimated as a hypothetical 10% increase in the December 31, 1997 cost per gallon of fuel based on projected 1998 fuel usage which would result in an increase to aircraft fuel expense of approximately $90 million in 1998, net of gains realized from fuel hedge instruments outstanding at December 31, 1997. Gains or losses on hedge contracts are deferred until the related fuel inventory is expensed. As of December 31, 1997, the Company had hedged approximately 28% of its 1998 fuel requirements, including 63% of the first quarter.

    FOREIGN CURRENCY. The Company is exposed to the effect of foreign exchange rate fluctuations on the U.S. dollar value of foreign currency-denominated operating revenues and expenses. The Company's largest exposure comes from the Japanese yen. From time to time, the Company uses options and forward contracts to hedge its anticipated yen-denominated net cash flows. The result of a uniform 10%
strengthening in the value of the U.S. dollar from December 31, 1997 levels relative to each of the currencies in which the Company's sales and expenses are denominated would result in a decrease in operating income of approximately $48 million for the year ending December 31, 1998, net of gains realized from yen hedge instruments outstanding at December 31, 1997, due to the Company's foreign-denominated revenues exceeding its foreign-denominated expenses. The increase to other income due to the remeasurement of net foreign currency-denominated liabilities and the increase to common stockholders' equity deficit due to the translation of net yen-denominated liabilities resulting from a 10% strengthening in the value of the U.S. dollar is not material. This sensitivity analysis was prepared based upon projected 1998 foreign currency-denominated revenues and expenses and foreign currency-denominated assets and liabilities as of December 31, 1997.

    In 1997, the Company's yen-denominated revenues exceeded its yen-denominated expenses by approximately 75 billion yen (approximately $625 million) and its yen-denominated liabilities exceeded its yen-denominated assets by an average of
13.3 billion yen ($109 million) during 1997. In general, each time the yen strengthens (weakens), the Company's on-going operating income is favorably (unfavorably) impacted due to net yen-denominated cash flows and a nonoperating foreign currency loss (gain) is recognized due to the remeasurement of net yen-denominated liabilities. The Company's operating income was negatively impacted by approximately $70 million due to a weaker yen in 1997 compared to 1996. The yen to U.S. dollar exchange rate at December 31, 1997, 1996 and 1995 was 131 yen to $1, 116 yen to $1 and 103 yen to $1, respectively. There was no material impact on 1997 earnings associated with the Japanese yen collar option and forward contracts. As of December 31, 1997, the Company had purchased put options to hedge approximately 90% of its 1998 net yen-denominated cash flows.

    INTEREST. The Company's earnings are also affected by changes in interest rates due to the impact those changes have on its interest income from cash equivalents and short-term investments and its interest expense from variable-rate debt instruments. The Company has mitigated this risk by limiting its variable-rate debt instruments to approximately 47% of long-term debt at December 31, 1997. If long-term interest rates average 10% more in 1998 than they did during 1997, the Company's net interest expense would increase by approximately $7 million. If short-term interest rates average 10% more in 1998 than they did during 1997, the Company's interest income from cash equivalents and short-term investments would increase by approximately $7 million. These amounts are determined by considering the impact of the hypothetical interest rates on the Company's variable-rate long-term debt and cash equivalent and short-term investment balances at December 31, 1997.

    Market risk for fixed-rate long-term debt is estimated as the potential increase in fair value resulting from a hypothetical 10% decrease in interest rates and amounts to approximately $45 million. The fair values of the Company's long-term debt were estimated using quoted market prices or discounted future cash flows based on the Company's incremental borrowing rates for similar types of borrowing arrangements.

OTHER INFORMATION

    INCOME TAXES. Sections 382 and 383 of the Internal Revenue Code of 1986 (the "Code") and the regulations thereunder impose limitations on the carryforward amounts of net operating losses ("NOLs"), alternative minimum tax net operating losses ("AMTNOLs") and credits that can be used to offset taxable income (or used as a credit) in any single year if the corporation experiences more than a 50% ownership change, as defined therein, over a three-year testing period ending on any testing date. See Note J to the Consolidated Financial Statements for information regarding income taxes and NOLs, AMTNOLs and credits.

    Management believes that an offering of outstanding common stock by existing stockholders in November 1995 triggered an ownership change, but that no ownership change occurred prior to such offering. If such an ownership change in fact occurred as a result of the November 1995 offering, management believes that even as limited by Sections 382 and 383 of the Code, the NOLs, AMTNOLs and credits would be used significantly earlier than their expiration, and the annual limitation would not have an adverse impact on the Company. However, if the Internal Revenue Service (the "IRS") were to successfully assert that an ownership change had occurred on any prior date, including August 1, 1993 (the date of the labor agreements), the impairment of the Company's ability to use its NOLs, AMTNOLs and credit carryforwards would be significant because the value of the Company's stock on certain prior testing dates (which adversely affects the annual limitation) was relatively low.

    U.S. TRANSPORTATION TAXES. The United States 10% passenger ticket tax applicable to domestic travel, the 6.25% domestic cargo waybill tax and the $6 per passenger international departure tax expired on December 31, 1995. Consequently, the Company ceased collecting these taxes on January 1, 1996. These taxes were reinstated for tickets sold subsequent to August 27, 1996 for travel through December 31, 1996. These taxes lapsed again on December 31, 1996 and were reinstated for tickets sold from March 7, 1997 to September 30, 1997. The Company estimates that the reinstatement of the transportation taxes had approximately a $183 million adverse impact on passenger revenues for the year ended December 31, 1997.

    The Taxpayer Relief Act enacted by Congress revised transportation taxes and instituted new taxes for tickets for travel from October 1, 1997 to December 31, 2007. The legislation included a reduction in the domestic passenger ticket tax to 7.5% over three years (the rate decreased to 9% on October 1, 1997) with certain rural airports subject to a 7.5% tax throughout the life of the bill. The $6 international departure tax increased to $12 and a new $12 international arrival tax was imposed (both began for tickets sold on or after August 13, 1997 for travel commencing on or after October 1, 1997). The departure tax on travel between the U.S. 48 states and Alaska or Hawaii remained at $6. A new segment fee applicable to domestic travel began at $1 for the period from October 1, 1997 to September 30, 1998 and will gradually increase to $3 for the calendar year 2002. Rural airports are exempt from this segment fee, but travel between the U.S. 48 states and Alaska or Hawaii is subject to this new tax. Both the international departure and arrival taxes and the segment fee will be indexed each year to the consumer price index. In addition, a 7.5% tax on the sale of frequent flyer miles was included in the legislation. The impact of the changes is expected to increase annualized U.S. transportation taxes collected by Northwest from current levels by approximately $50 million resulting in an undetermined dilution of future passenger revenue.

    U.S.--JAPAN AVIATION BILATERAL. On January 30, 1998, the U.S. and Japan signed a Memorandum of Consultation ("MOC"). The MOC outlines the agreement to modify the 1952 U.S.--Japan bilateral aviation agreement until a final Memorandum of Understanding is executed. Among other things, the MOC (1) confirms Northwest's "fifth freedom" rights between Japan and other Asian destinations, (2) provides unlimited opportunities to fly between any point in the U.S. and any point in Japan, (3) allows certain code-sharing rights, (4) provides opportunities for competitive pricing, (5) provides one additional Japanese passenger airline and one additional Japanese all-cargo airline with certificate authority issued pursuant to the 1952 aviation agreement and (6) permits expanded frequencies for U.S. and Japan airlines not holding certificate authority issued pursuant to the 1952 aviation agreement. In addition, the U.S. has received assurances that Northwest will retain all 316 of its weekly takeoff and landing slots at Tokyo's slot-constrained Narita International Airport, along with Northwest's allocation of 142 slots at Osaka's Kansai Airport and will have access to new slots as they become available. As a result of the MOC, Northwest expects its U.S. and Japan airline competitors to add capacity between the U.S. and Japan. Northwest expects to respond to the increased competition and to take advantage of its affirmed and additional rights resulting from the MOC. The increased competitive environment resulting from the MOC and the general economic environment in Asia may adversely impact the Company's Pacific revenues in 1998.

    DETROIT MIDFIELD TERMINAL. In October 1996, the Company and Wayne County, Michigan (the "County") entered into an agreement pursuant to which, subject to the satisfaction of certain conditions set forth in the agreement, the Company will manage and supervise the design and construction of a

$960 million terminal at Detroit Metropolitan Wayne County Airport. The new terminal is scheduled to be completed in 2001 and is anticipated to be funded from federal and State of Michigan grants, passenger facility charges and the County's issuance of airport bonds payable primarily from future passenger facility charges. The Company and the County have entered into agreements pursuant to which the Company will lease space in the new terminal for a term of 30 years from the date the terminal opens.

    YEAR 2000 ISSUE. The Company uses a significant number of computer software programs and embedded operating systems that are essential to its operations. As a result, the Company implemented a Year 2000 project in 1996 to ensure that the Company's computer systems will function properly in the Year 2000 and thereafter. The Company anticipates completing its Year 2000 project in early 1999 and believes that with modifications to its existing software and systems and/or conversions to new software, the Year 2000 Issue will not pose significant operational problems for its computer systems.

    The Company has also initiated communications with its significant suppliers and vendors with whom the Company's systems interface and exchange data or upon whom the Company's business depends and is coordinating efforts with these outside third parties to minimize the extent to which its business will be vulnerable to such third parties' failure to remediate their own Year 2000 Issues. The Company's business is also dependent upon certain governmental organizations or entities which provide essential aviation industry infrastructure, such as the Federal Aviation Administration ("FAA"). There can be no assurance that the systems of such third parties on which the Company's business relies (including those of the FAA) will be modified on a timely basis. The Company's business, financial condition or results of operations could be materially adversely affected by the failure of its systems or those operated by other parties to operate properly beyond 1999. To the extent possible, the Company will be developing and executing contingency plans designed to allow continued operation in the event of failure of the Company's or third parties' systems.

    The total cost of the Company's Year 2000 project is currently estimated at $55 million (of which $10 million has been spent and expensed) and is being funded through cash from operations. The remaining costs for the Year 2000 project will be expensed as incurred. The costs of the Company's Year 2000 project and the date on which the Company believes it will be completed are based on management's best estimates and include assumptions regarding third party modification plans. However, in particular due to the potential impact of third party modification plans, there can be no assurance that these estimates will be achieved and actual results could differ materially from those anticipated.

    NEW ACCOUNTING STANDARDS. See Note A to the Consolidated Financial Statements for recent accounting standards that impact future financial statement disclosure requirements.

    FORWARD-LOOKING STATEMENTS. Certain statements made in this Prospectus Supplement and the accompanying Prospectus are forward-looking and are based upon information available to the Company on the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements deal with the Company's expectations about the future and are subject to a number of factors that could cause actual results to differ materially from our expectations.

    It is not reasonably possible to itemize all of the many factors and specific events that could affect the outlook of an airline operating in the global economy. Some factors that could significantly impact expected capacity, load factors, revenues, expenses and cash flows include the airline pricing environment, fuel costs, labor negotiations both at the Company and other carriers, low-fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation, inflation, the general economic environment in the U.S. and other regions of the world and other factors discussed herein.

                              DESCRIPTION OF NOTES

    THE FOLLOWING DESCRIPTION OF THE PARTICULAR TERMS OF THE NOTES OFFERED HEREBY (REFERRED TO IN THE PROSPECTUS AS "SENIOR DEBT SECURITIES") SUPPLEMENTS, AND TO THE EXTENT INCONSISTENT THEREWITH REPLACES, THE DESCRIPTION OF THE GENERAL TERMS AND PROVISIONS OF SENIOR DEBT SECURITIES SET FORTH IN THE PROSPECTUS, TO WHICH DESCRIPTION REFERENCE IS HEREBY MADE. THE FOLLOWING SUMMARY OF CERTAIN TERMS OF THE NOTES AND THE SENIOR INDENTURE DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE TRUST INDENTURE ACT OF 1939, AS AMENDED (THE "TIA"), AND TO ALL OF THE PROVISIONS OF THE SENIOR INDENTURE AND THOSE TERMS MADE A PART OF THE SENIOR INDENTURE BY REFERENCE TO THE TIA AS IN EFFECT ON THE DATE OF THE CLOSING OF THE OFFERING OF THE NOTES.

GENERAL


    The 7 5/8% Notes due 2005 (the "Notes due 2005") and the 7 7/8% Notes due 2008 (the "Notes due 2008", and, together with the Notes due 2005, the "Notes") are each a series of Senior Debt Securities described in the accompanying Prospectus.



    The Notes will be general unsecured obligations of Northwest. The Notes due 2005 will mature on March 15, 2005, and will be limited to an aggregate principal amount of $200,000,000, and the Notes due 2008 will mature on March 15, 2008, and will be limited to an aggregate principal amount of $200,000,000, although the Senior Indenture provides that additional Senior Debt Securities may be issued thereunder up to the aggregate principal amount, which is not limited by the Senior Indenture (as defined in the Prospectus), authorized from time to time by Northwest's Board of Directors. The Notes will bear interest at the respective rates per annum shown on the cover of this Prospectus Supplement from March 4, 1998 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on March 15 and September 15 of each year, commencing September 15, 1998, to the person in whose name the Note (or any predecessor Note) is registered at the close of business on March 1 or September 1, as the case may be, next preceding such Interest Payment Date. (Indenture Sections 3.1 and 3.7). The Notes will be issued in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The Notes will be represented by one or more permanent global Notes registered in the name of the The Depository Trust Company ("DTC") or its nominee, as described below.


    The Notes will be issued under an Indenture dated as of March 1, 1997 (the "Senior Indenture"), among Northwest, as issuer, NWA Corp., as guarantor, and State Street Bank and Trust Company, as trustee (the "Trustee").

    The Notes will be fully and unconditionally guaranteed on an unsecured basis by NWA Corp., which guarantee shall rank PARI PASSU with all future unsecured and unsubordinated indebtedness of NWA Corp. and senior in right of payment to all subordinated indebtedness of NWA Corp.

    As discussed below, payment of principal of, and interest on, Notes represented by one or more permanent global Notes registered in the name of or held by DTC or its nominee, as the case may be, will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered owner and holder of such permanent global Note or Notes.

OPTIONAL REDEMPTION

    The Notes will be redeemable, at the option of Northwest, at any time in whole or from time to time in part, upon not less than 30 and not more than 60 days' notice mailed to each holder of Notes to be redeemed at the holder's address appearing in the Register (as defined in the Senior Indenture), on any date prior to maturity at a price equal to 100% of the principal amount thereof plus accrued interest to the Redemption Date (as defined in the Senior Indenture) (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date) plus a Make-Whole Premium (as defined below), if any (the "Redemption Price"). In no event will the Redemption Price ever be less than 100% of the principal amount of the Notes plus accrued interest to the Redemption Date.

    The amount of the Make-Whole Premium with respect to any Note (or portion thereof) to be redeemed will be equal to the excess, if any, of:

    (i) the sum of the present values, calculated as of the Redemption Date, of:

       (A) each interest payment that, but for such redemption, would have been payable on the Note (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

        (B) the principal amount that, but for such redemption, would have been payable at the final maturity of the Note (or portion thereof) being redeemed;

    over

    (ii) the principal amount of the Note (or portion thereof) being redeemed.


    The present values of interest and principal payments referred to in clause
(i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 37.5 basis points, in the case of the Notes due 2005, or 50.0 basis points, in the case of the Notes due 2008.


    The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by Northwest; provided, that if Northwest fails to make such appointment at least 45 business days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation will be made by Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").

    For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Notes, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third business day immediately preceding the applicable Redemption Date.

    The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

    If less than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Notes and portions of Notes in amounts of $1,000 or whole multiples of $1,000.

    The Notes will not be entitled to the benefit of any sinking fund or other mandatory redemption provisions.

GLOBAL NOTES

    The Notes will be issued in whole or in part in the form of one or more global Notes for each series (each, a "Global Note") deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Except under the limited circumstances described in the Prospectus under "Description of Debt Securities--Global Debt Securities," owners of beneficial interests in Global Notes will not be entitled to physical delivery of Notes in certificated form. Global Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor. A further description of DTC's procedures with respect to the Global Notes is set forth in the Prospectus under "Description of Debt Securities--Global Debt Securities." It is anticipated that DTC will confirm to Northwest, NWA Corp., the Underwriters and the Trustee that it intends to follow such procedures.

    It is anticipated that DTC will advise Northwest and the Underwriters as follows. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

                                  UNDERWRITERS

    Under the terms and subject to the conditions contained in an Underwriting Agreement, dated the date hereof, the Underwriters named below have severally agreed to purchase, and Northwest has agreed to sell to them, severally, the respective principal amounts of the Notes set forth opposite their respective names below:


                                                                                     PRINCIPAL       PRINCIPAL
                                                                                     AMOUNT OF       AMOUNT OF
                NAME                                                               NOTES DUE 2005  NOTES DUE 2008
                                                                                   --------------  --------------
Morgan Stanley & Co. Incorporated................................................  $  100,000,000  $  100,000,000
Goldman, Sachs & Co. ............................................................      40,000,000      40,000,000
BT Alex. Brown Incorporated......................................................      30,000,000      30,000,000
Chase Securities Inc.............................................................      30,000,000      30,000,000
                                                                                   --------------  --------------
    Total........................................................................  $  200,000,000  $  200,000,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------


    The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Notes offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Notes, if any are taken.


    The Underwriters propose to initially offer the Notes in part directly to the public at the public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such price less a concession of .250% of the principal amount of the Notes. Any Underwriter may allow, and such dealers may reallow, a concession not in excess of .125% of the principal amount of the Notes to certain brokers and dealers. After the Notes are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.


    Northwest does not intend to apply for listing of the Notes on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Notes as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time by the Underwriters at their sole discretion. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the Notes.

    In order to facilitate the offering of the Notes, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Underwriters may overallot in connection with the offering of the Notes, creating a short position in the Notes for their own accounts. In addition, to cover overallotments or to stabilize the price of the Notes, the Underwriters may bid for, and purchase, the Notes in the open market. Finally, in the offering of the Notes, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Notes in the offering if the syndicate repurchases previously distributed Notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The Underwriters are not required to engage in these activities and may end any of these activities at any time.

    NWA Corp. and Northwest have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    Certain of the Underwriters and their affiliates have provided from time to time, and expect to provide in the future, financial advisory, general financing and banking and investment banking services to Northwest and NWA Corp. and its affiliates, for which such Underwriters have received and will receive customary fees and commissions. In addition, BT Alex. Brown Incorporated is an affiliate of Bankers Trust Company of New York ("BTNY") and Bankers Trust Company ("BTCo."). George J. Vojta, who is a director of NWA Corp., is Vice Chairman and a director of both BTNY and BTCo.

                                 LEGAL OPINIONS


    The validity of the Notes being offered hereby and the Parent Guaranty by NWA Corp. will be passed upon for Northwest and NWA Corp. by Simpson Thacher & Bartlett, New York, New York. In rendering such opinion, Simpson Thacher & Bartlett will rely as to matters of Minnesota law on an opinion from the Office of the General Counsel of NWA Corp. and Northwest. Certain legal matters will be passed upon for the Underwriters by Shearman & Sterling, New York, New York.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 27, 1998

PROSPECTUS
                                 $1,500,000,000

                            NORTHWEST AIRLINES, INC.

            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES
                                 -------------
 PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST FULLY AND UNCONDITIONALLY
                                 GUARANTEED BY

                         NORTHWEST AIRLINES CORPORATION

    Northwest Airlines, Inc. ("Northwest") may from time to time offer, together or separately, its debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of Northwest (the "Debt Securities"), and warrants (the "Warrants") to purchase Debt Securities (collectively, the "Securities"), in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities offered pursuant to this Prospectus may be issued as unsecured and unsubordinated Debt Securities ("Senior Debt Securities") or as unsecured and subordinated Debt Securities ("Senior Subordinated Debt Securities"), in one or more series and, together with any Warrants, will be limited to $1,500,000,000 aggregate public offering price and exercise price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units).

    The specific terms of the particular Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a supplement to this Prospectus (the "Prospectus Supplement") which will be delivered together with this Prospectus, including, where applicable, in the case of Debt Securities, the specific designation (including whether the Offered Securities are Senior Debt Securities or Senior Subordinated Debt Securities), aggregate principal amount, the denomination, maturity, premium, if any, the rate (which may be fixed or variable), time and method of calculating payments of interest, if any, the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currency in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption at the option of Northwest or the holder, any sinking fund provisions, the initial public offering price and other special terms and, in the case of Warrants, the specific designation, aggregate number, duration, initial public offering price, exercise price, currency in which the exercise price is payable, detachability of any Warrants, description of the Debt Securities for which such Warrants are exercisable, terms of any mandatory or optional call and other special terms, together with any other terms in connection with the offering and sale of the Offered Securities, and the net proceeds to Northwest from such offering. This Prospectus, together with the Prospectus Supplement relating to any Warrants that have been issued, may also be delivered in connection with the issuance of the Debt Securities for which such Warrants are exercised.

    The Securities may be denominated in United States dollars or, at the option of Northwest if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

    The Senior Debt Securities will rank on a parity with all unsecured and unsubordinated indebtedness of Northwest, and the Senior Subordinated Debt Securities will be subordinated in right of payment to all Senior Indebtedness (as hereinafter defined). See "Description of Securities--Subordination of Senior Subordinated Debt Securities." The Senior Debt Securities and the Senior Subordinated Debt Securities will be fully and unconditionally guaranteed (the "Parent Guaranty") by Northwest Airlines Corporation ("NWA Corp." and, together with its subsidiaries, the "Company"), the indirect parent of Northwest, on a senior basis and a senior subordinated basis, respectively.

    As of December 31, 1997, Northwest had $2,099.2 million of long-term debt and capital lease obligations which would rank PARI PASSU in right of payment with the Senior Debt Securities, of which $1,587.4 million was secured by Northwest's assets and no long-term debt or capital lease obligations which would rank senior in right of payment to the Senior Debt Securities. As of the same date, Northwest had no long-term debt or capital lease obligations which would rank PARI PASSU in right of payment with the Senior Subordinated Debt Securities and $2,099.2 million of long-term debt and capital lease obligations which would rank senior in right of payment to the Senior Subordinated Debt Securities, of which $1,587.4 million was secured by Northwest's assets. As of the same date, NWA Corp. had $729.8 million of long-term debt obligations (consisting entirely of NWA Corp.'s guarantees of the indebtedness of subsidiaries) which would rank PARI PASSU in right of payment with the Parent Guaranty of the Senior Debt Securities, none of which was secured by NWA Corp.'s assets, and which would rank prior in right of payment to the Parent Guaranty of the Senior Subordinated Debt Securities. As of such date, NWA Corp. had no obligations which would rank senior in right of payment to the Parent Guaranty of the Senior Debt Securities and no obligations which would rank PARI PASSU in right of payment with the Parent Guaranty of the Senior Subordinated Debt Securities.
                               ------------------

    Northwest may sell the Securities to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF DEBT SECURITIES OR WARRANTS UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                               ------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 --------------

               The date of this Prospectus is February   , 1998.

                             AVAILABLE INFORMATION

    NWA Corp. and Northwest together have filed with the Securities and Exchange Commission (the "Commission") Registration Statements on Form S-3 (together with all amendments and exhibits, the "Registration Statements") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statements, reference is made to the exhibit for a more complete description of the matter involved.

    NWA Corp. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Commission. Such reports and other information, as well as the Registration Statement, including exhibits and schedules filed therewith, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Northwest is not required to file separate reports, proxy and information statements or other information with the Commission pursuant to the requirements of the Exchange Act. Instead, information with respect to Northwest is provided, to the extent required, in filings made by NWA Corp.

    Separate financial statements of Northwest are not being provided because all of the securities being issued by Northwest under this prospectus are fully and unconditionally guaranteed by NWA Corp. and such financial statements are therefore not deemed material.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents of NWA Corp., which have been filed with the Commission, are hereby incorporated by reference in this Prospectus:

    (a) NWA Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    (b) NWA Corp.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

    (c) NWA Corp.'s Current Reports on Form 8-K dated March 6, 1997, November 25, 1997, January 25, 1998 and February 19, 1998.

    All documents filed by NWA Corp. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Exchange Act file number is 0-23642.

    NWA Corp. will provide without charge to any person to whom a copy of this Prospectus has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to the Secretary's Office, NWA Corp., 5101 Northwest Drive, Dept. A1180, St. Paul, Minnesota 55111-3034, telephone number (612) 726-2111.

                                  THE COMPANY

    Northwest, the principal wholly-owned indirect subsidiary of NWA Corp., operates the world's fourth largest airline (as measured by 1996 revenue passenger miles ("RPMs")) and is engaged principally in commercial transportation of passengers and cargo. Northwest's business focuses on the development of a global airline network through the optimization of its domestic hubs at Detroit, Minneapolis/St. Paul and Memphis, an extensive Pacific route system with hubs at Tokyo and Osaka, and a transatlantic alliance with KLM Royal Dutch Airlines ("KLM"), which operates a hub through Amsterdam.

    Northwest operates substantial domestic and international route networks. As of December 31, 1997, Northwest directly served more than 150 cities in 18 countries on the continents of North America, Asia and Europe. Northwest had more than 54 million enplanements and flew over 72 billion RPMs in 1997.

    NWA Corp. was originally formed under the name Wings Holdings Inc. The Company's principal executive offices are located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121; its mailing address is 5101 Northwest Drive, St. Paul, Minnesota 55111-3034 and its telephone number is (612) 726-2111.

                                USE OF PROCEEDS

    Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds to Northwest from the sale of the Securities offered hereby will be added to the working capital of Northwest and will be available for general corporate purposes, among which may be the repayment of outstanding indebtedness and financing of capital expenditures. The Company does not currently expect to discharge any such indebtedness or finance any such capital expenditures with the proceeds of the sale of Securities offered hereby.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges for NWA Corp. and its consolidated subsidiaries for the periods indicated. The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings represent consolidated earnings (loss) before income taxes, cumulative effect of accounting change and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest), one-third of rental expense, which is considered representative of the interest factor, and amortization of debt discount and expense.

               YEAR ENDED DECEMBER 31
-----------------------------------------------------
  1997       1996       1995       1994       1993
---------  ---------  ---------  ---------  ---------
3.05            2.74       1.90       1.88     (a)

---------

(a) Earnings did not cover fixed charges by $121.5 million for the year ended December 31, 1993. Excluding non-recurring special charges of $94.3 million for the year ended December 31, 1993, earnings did not cover fixed charges by $27.2 million.

                         DESCRIPTION OF DEBT SECURITIES

    The Senior Debt Securities are to be issued under an Indenture, dated as of March 1, 1997, among Northwest, as issuer, NWA Corp., as guarantor, and State Street Bank and Trust Company, as Trustee (the "Senior Indenture"). The Senior Subordinated Debt Securities are to be issued under an Indenture, dated as of July 1, 1995, among Northwest, as issuer, NWA Corp., as guarantor, and State Street Bank & Trust Company, as Trustee (the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are referred to herein individually as an "Indenture" and collectively as the "Indentures." A copy of the form of each Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

    A series of Debt Securities may be offered contemporaneously with an offering of Warrants to purchase an additional portion of such or another series of Debt Securities. Warrants to purchase a series of Debt Securities may also be offered independently of any offering of Debt Securities. See "Description of Warrants." The statements herein relating to the Debt Securities and the Indentures are summaries and reference is made to the detailed provisions of the Indentures, including the definitions therein of certain terms capitalized in this Prospectus. Where no distinction is made between the Senior Debt Securities and the Senior Subordinated Debt Securities or between the Senior Indenture and the Subordinated Indenture, such summaries refer to any Debt Securities and either Indenture. Whenever particular defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

    The anticipated market for the Debt Securities and the specific use of proceeds of an offering of such securities will be set forth in the applicable Prospectus Supplement.


    TO THE EXTENT THAT ANY PROVISION IN ANY PROSPECTUS SUPPLEMENT IS INCONSISTENT WITH ANY PROVISION IN THIS SUMMARY, THE PROVISION OF SUCH PROSPECTUS SUPPLEMENT WILL CONTROL.


GENERAL

    The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provide that Debt Securities may be issued from time to time in one or more series. The Senior Debt Securities will be unsecured and unsubordinated obligations of Northwest and will rank on a parity with all other unsecured and unsubordinated indebtedness of Northwest. The Senior Subordinated Debt Securities will be unsecured obligations of Northwest and, as set forth below under "Subordination of Senior Subordinated Debt Securities," will be subordinated in right of payment to all Senior Indebtedness of Northwest.

    Reference is made to the Prospectus Supplement which accompanies this Prospectus for a description of the specific series of Debt Securities being offered thereby or, if Warrants are being offered thereby, the Debt Securities to be issued upon exercise of such Warrants, including: (1) the specific designation of such Debt Securities, including whether the Debt Securities are Senior Debt Securities or Senior Subordinated Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable;
(8) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of Northwest; (9) the obligation, if any, of Northwest to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, upon the happening of specified events, or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (10) the denominations in which such Debt Securities are authorized to be issued;
(11) the currency or currency units for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currency units in which principal of, premium, if any, and/or interest, if any, on such Debt Securities will be payable or redeemable and whether Northwest or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency units other than that in which such Debt Securities are stated to be payable or redeemable; (12) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (13) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (14) any addition to, or modification or deletion of, any Event of Default or any covenant of Northwest or NWA Corp. specified in the Indenture with respect to such Debt Securities;
(15) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities and coupons; (16) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; (17) the terms and conditions relating to Warrants issued by Northwest in connection with or for the purchase of such Debt Securities; (18) any index used to determine the amount of payments of principal of (and premium, if any) and interest, if any, on such Debt Securities; (19) any provisions relating to the exchange of such Debt Securities; and (20) any other special terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange.

    Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery.

    Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

    If the purchase price of any Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

DENOMINATIONS, PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

    Registered Securities will be issuable in denominations of $1,000 and integral multiples of $1,000, and Bearer Securities will be issuable in the denomination of $5,000 or, in each case, in such other denominations and currencies as may be in the terms of the Debt Securities of any particular series. Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made, subject to any applicable laws and regulations, in the designated currency at the office or agency of Northwest maintained for that purpose as Northwest may designate from time to time, except that, at the option of Northwest, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed by the Trustee to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the Person in whose name such Debt Security is registered at the close of business on the regular record date for such interest.

    Payment in respect of Debt Securities in bearer form will be payable in the currency and in the manner designated in the applicable Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as Northwest may appoint from time to time. The paying agents outside the United States, if any, initially appointed by Northwest for a series of Debt Securities will be named in the applicable Prospectus Supplement. Northwest may at any time designate additional Paying Agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, Northwest will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, Northwest will be required to maintain a Paying Agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. Northwest will have the right to require a holder of any Debt Security, in connection with the payment of the principal of, premium, if any, and interest, if any, on such Debt Security, to certify information to Northwest or, in the absence of such certification, Northwest will be entitled to rely on any legal presumption to enable Northwest to determine its duties and liabilities, if any, to deduct or withhold taxes, assessments or governmental charges from such payment.

    Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of Northwest maintained for such purpose as designated by Northwest from time to time. Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith.

    In the event of any redemption in part, Northwest shall not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Securities, or portion thereof, called for redemption or otherwise surrendered for repayment, except the unredeemed or unrepaid portion of any Registered Security being redeemed or repaid in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption.

SUBORDINATION OF SENIOR SUBORDINATED DEBT SECURITIES

    The obligation of Northwest to make payment on account of the principal of, premium, if any, and interest, if any, on the Senior Subordinated Debt Securities will be subordinated and junior in right of payment, as set forth in the Subordinated Indenture, to the prior payment in full of all Senior Indebtedness of Northwest. The Senior Subordinated Debt Securities will rank PARI PASSU with any future Indebtedness of Northwest which by its terms states that it will rank PARI PASSU with the Senior Subordinated Debt Securities. The Senior Subordinated Debt Securities will rank senior to all other existing and future subordinated Indebtedness or other subordinated obligations of Northwest. Notwithstanding the foregoing, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "Defeasance" below is not subordinate to any Senior Indebtedness or subject to the restrictions described herein.

    "Senior Indebtedness" of Northwest means all Indebtedness of Northwest (other than the Senior Subordinated Debt Securities) unless such Indebtedness, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or PARI PASSU with the Senior Subordinated Debt Securities; PROVIDED, HOWEVER, that such Senior Indebtedness does not include (x) any Indebtedness, guarantee or other obligation of Northwest that is subordinate or junior in any respect to any other Indebtedness of Northwest or
(y) any Indebtedness of Northwest to any of its Subsidiaries or to any Person of which Northwest is a Subsidiary. "Indebtedness" of any Person means, without duplication, the principal of, premium, if any, and accrued and unpaid interest (including post-petition interest, whether or not allowable as a claim in bankruptcy) on (i) indebtedness of such Person for money borrowed, (ii) guarantees by such Person of indebtedness for money borrowed by any other Person, (iii) indebtedness of such Person evidenced by notes, debentures, bonds or other instruments of indebtedness for payment of which such Person is responsible or liable, (iv) obligations for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, (v) obligations of such Person under Capital Leases and Flight Equipment leases, (vi) obligations under interest rate and currency swaps, caps, collars options, forward or spot contracts or similar arrangements or with respect to foreign currency hedges or aircraft fuel hedges, (vii) commitment and other bank financing fees under contractual obligations associated with bank debt, (viii) any indebtedness representing the deferred and unpaid purchase price of any property or business, and (ix) all deferrals, renewals, extensions and refundings of any such indebtedness or obligations; PROVIDED, HOWEVER, that Indebtedness shall not include amounts owed to trade creditors in the ordinary course of business, nonrecourse indebtedness secured by real property located outside the United States or operating lease rental payments (other than Flight Equipment lease rental payments) in the ordinary course of business.

    No payment on account of principal of, premium, if any, or interest on the Senior Subordinated Debt Securities or deposit pursuant to the provisions described under "Defeasance" below may be made if (i) any Senior Indebtedness is not paid when due (following the expiration of any applicable grace period) or
(ii) any other default on Senior Indebtedness occurs and the maturity of any Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (a) such failure to pay or acceleration relates to Senior Indebtedness in an aggregate amount equal to or less than $20 million, (b) the default has been cured or waived or has ceased to exist, (c) such acceleration has been rescinded, or (d) such Senior Indebtedness has been paid in full. A failure to make any payment with respect to the Senior Subordinated Debt Securities as a result of the foregoing provisions will not limit the right of the holders of the Senior Subordinated Debt Securities to accelerate the maturity thereof as a result of such payment default.

    Upon any distribution of the assets of Northwest upon any dissolution, total or partial liquidation or reorganization of or similar proceeding relating to Northwest, the holders of Senior Indebtedness will be entitled to receive payment in full before the holders of the Senior Subordinated Debt Securities are entitled to receive any payment. By reason of such subordination, in the event of insolvency, creditors of Northwest who are holders of Senior Indebtedness or of other unsubordinated Indebtedness may recover more, ratably, than the holders of the Senior Subordinated Debt Securities.

THE PARENT GUARANTY

    NWA Corp. will unconditionally guarantee, pursuant to Indentures, the due and punctual payment of the principal of, premium, if any, and interest on the Debt Securities when the same shall become due, whether by acceleration or otherwise. The Parent Guaranty will be enforceable without any need first to enforce Debt Securities against Northwest. The Parent Guaranty of the Senior Subordinated Debt Securities will be subordinated and junior in right of payment, as set forth in the Senior Subordinated Debt Securities Indenture, to the prior payment in full of all Senior Indebtedness of NWA Corp. The terms of such subordination will parallel the subordination terms applicable to the Senior Subordinated Debt Securities as set forth above under "Subordination of Senior Subordinated Debt Securities," except that, for purposes of the Parent Guaranty, Senior Indebtedness of NWA Corp. means all Indebtedness of NWA Corp. (other than the Parent Guaranty) unless such Indebtedness, by its terms or by the terms of the instrument creating or evidencing it, is subordinate in right of payment to or PARI PASSU with the Parent Guaranty; PROVIDED, HOWEVER, that such Senior Indebtedness does not include any Indebtedness of NWA Corp. to any of its subsidiaries. The Parent Guaranty of the Senior Subordinated Debt Securities will rank PARI PASSU with any future Indebtedness of NWA Corp. which by its terms states that it will rank PARI PASSU with the Parent Guaranty of the Senior Subordinated Debt Securities. The Parent Guaranty of the Senior Subordinated Debt Securities will rank senior to all other existing and future subordinated Indebtedness or other subordinated obligations of NWA Corp.

GLOBAL DEBT SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depositary (the "Depositary") or with a nominee for the Depositary identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement.

    The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. Northwest expects that the following provisions will apply to depositary arrangements.

    Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by Northwest, if such Debt Securities are offered and sold directly by Northwest. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Securities.

    So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indentures. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indentures. Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indentures. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indentures. Northwest understands that, under existing industry practices, if Northwest requests any action of holders or an owner of a beneficial interest in which Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indentures, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security.

    Northwest expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. Northwest also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. None of Northwest, NWA Corp., the Trustee or any agent of Northwest shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by Northwest within ninety days, Northwest will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, Northwest may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Securities representing such Debt Securities. Further, if Northwest so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Registered Global Security representing Debt Securities of such series may, on terms acceptable to Northwest and the Depositary for such Registered Global Security, receive Debt Securities of such series in definitive form registered in the name of such beneficial owner or its designee.

CONSOLIDATION, MERGER OR SALE BY NORTHWEST OR NWA CORP.

    Each Indenture provides that neither Northwest nor NWA Corp. may merge or consolidate with or into any other corporation or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, unless (i) (a) in the case of a merger or consolidation, Northwest or NWA Corp. is the surviving corporation, as the case may be, or (b) in the case of a merger or consolidation where Northwest or NWA Corp. is not the surviving corporation and in the case of such a sale, conveyance or other disposition, the resulting, successor or acquiring Person is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes by supplemental indenture all the obligations of Northwest under the Debt Securities and any coupons appertaining thereto (or of NWA Corp. under the Parent Guaranty, as the case may be) and the obligations of Northwest or NWA Corp., as the case may be, under the Indentures, (ii) immediately after giving effect to such merger or consolidation, or such sale, conveyance, transfer, lease or other disposition (including, without limitation, any Debt directly or indirectly incurred or anticipated to be incurred in connection with or in respect of such transaction), no Default or Event of Default shall have occurred and be continuing and (iii) certain other conditions are met. In the event a successor corporation assumes the obligations of Northwest or NWA Corp., as the case may be, such successor corporation shall succeed to and be substituted for Northwest or NWA Corp. as the case may be, under the Indentures and under the Debt Securities and any coupons appertaining thereto and all obligations of Northwest or NWA Corp., as the case may be, shall terminate. In the event of any such permitted consolidation, merger, sale, conveyance, disposition or other change of control transaction (including a highly leveraged transaction), the holders of the Debt Securities will not have the right to require redemption thereof or similar rights unless otherwise provided in the applicable Prospectus Supplement.

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

    Events of Default with respect to Debt Securities of any series issued thereunder are defined in the Indentures as being: default for thirty days in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due; default in payment of principal, premium, if any, or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due; default for sixty days after notice to Northwest and NWA Corp. by the Trustee, or to Northwest, NWA Corp. and the Trustee by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, in the performance of any other agreement applicable to the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; and certain events of bankruptcy, insolvency or reorganization of Northwest or NWA Corp. Any other Events of Default applicable to a specified series of Debt Securities will be described in the applicable Prospectus Supplement. An Event of Default with respect to a particular series of Debt Securities will not necessarily be an Event of Default with respect to any other series of Debt Securities.

    The Indentures provide that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series issued thereunder and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to Northwest and NWA Corp. (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal (or, if the Debt Securities of that series are original issue discount Debt Securities or indexed Debt Securities, such portion of the principal amount specified in the applicable Prospectus Supplement) of all the Debt Securities of that series to be due and payable.

    The Indentures provide that the Trustee for any series of Debt Securities shall, within ninety days after the occurrence of a Default known to it with respect to Debt Securities of that series, give to the holders of the Debt Securities of that series notice of all such uncured Defaults; PROVIDED, that such notice shall not be given until 60 days after the occurrence of a Default with respect to Debt Securities of that series involving a failure to perform a covenant other than the obligation to pay principal, premium, if any, or interest or make a mandatory sinking fund payment; and PROVIDED FURTHER, that, except in the case of default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers (as defined therein) in good faith determines that withholding such notice is in the interest of the holders of the Debt Securities of that series. "Default" means any event which is, or, after notice or passage of time or both, would be, an Event of Default.

    The Indentures provide that the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification of the Trustee, the Indentures provide that the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee.

    The Indentures include a covenant that Northwest will file annually with the Trustee a certificate as to Northwest's compliance with all conditions and covenants of the applicable Indenture.

    The holders of not less than a majority in aggregate principal amount of any series of Debt Securities by notice to the Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences, and may rescind and annul a declaration of acceleration with respect to that series (unless a judgment or decree based on such acceleration has been obtained and entered), except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security (and any acceleration resulting therefrom) and certain other defaults.

MODIFICATION OF THE INDENTURES

    The Indentures contain provisions permitting Northwest, NWA Corp. and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to Northwest or NWA Corp. and the assumption of the covenants of Northwest or NWA Corp. by a successor; (ii) to add to the covenants of Northwest or NWA Corp. or surrender any right or power of Northwest or NWA Corp. and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provided for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default; (iii) to add additional Events of Default with respect to any series;
(iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form or in global form; (v) under certain circumstances to add to, change or eliminate any provision affecting Debt Securities not yet issued; (vi) to secure the Debt Securities;
(vii) to add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth, other conditions, limitations and restrictions thereafter to be observed; (viii) to establish the form or terms of Debt Securities; (ix) to evidence and provide for successor Trustees; (x) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (xi) to correct or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indentures, PROVIDED that such action does not adversely affect the interests of any holder of Debt Securities of any series issued under such Indentures in any material respect; (xii) to cure any ambiguity or correct any mistake; or (xiii) to supplement any of the provisions of the Indentures to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Debt Security; provided that any such action shall not adversely affect the interests of the Holders of any such series or any other series of Debt Securities or any related coupons in any material respect.

    The Indentures also contain provisions permitting Northwest, NWA Corp. and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by such supplemental indenture, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indentures or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that no such supplemental indenture may, without the consent of the holder of each Debt Security so affected, (i) change the time for payment of principal or interest on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or interest on any Debt Security; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of an Original Issue Discount Debt Security;
(v) change the coin or currency in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (vii) reduce the percentage in principal amount of the outstanding Debt Securities of any series the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults; (viii) change the obligation of Northwest to maintain an office or agency in the places and for the purposes specified in the Indentures;

(ix) modify the obligations of NWA Corp. to make payment under the Parent Guaranty; or (x) modify any of the foregoing provisions.

DEFEASANCE

    If indicated in the applicable Prospectus Supplement, Northwest may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as described below) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the Trustee for such series (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in the amount sufficient to pay the principal of, premium, if any, and interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. Upon the occurrence of a defeasance, Northwest will be deemed to have paid and discharged the entire indebtedness represented by such Debt Securities and any coupons appertaining thereto and to have satisfied all of its other obligations under such Debt Securities and any coupons appertaining thereto (except for (i) the rights of holders of such Debt Securities to receive, solely from the trust funds deposited to defease such Debt Securities, payments in respect of the principal of, premium, if any, and interest, if any, on such Debt Securities or any coupons appertaining thereto when such payments are due and (ii) certain other obligations as provided in the Indentures). Upon the occurrence of a covenant defeasance, Northwest will be released only from its obligations to comply with certain covenants contained in the Indenture relating to such Debt Securities, will continue to be obligated in all other respects under such Debt Securities and will continue to be contingently liable with respect to the payment of principal, interest, if any, and premium, if any, with respect to such Debt Securities.

    Unless otherwise specified in the applicable Prospectus Supplement and except as described below, the conditions to both defeasance and covenant defeasance are as follows: (i) such defeasance or covenant defeasance must not result in a breach or violation of, or constitute a Default or Event of Default under, the applicable Indenture, or result in a breach or violation of, or constitute a default under, any other material agreement or instrument of Northwest or NWA Corp.; (ii) certain bankruptcy related Defaults or Events of Default with respect to Northwest or NWA Corp. must not have occurred and be continuing during the period commencing on the date of the deposit of the trust funds to defease such Debt Securities and ending on the 91st day after such date; (iii) Northwest must deliver to the Trustee an Opinion of Counsel to the effect that the holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if such defeasance or covenant defeasance had not occurred (such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indentures); (iv) Northwest must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel with respect to compliance with the conditions precedent to such defeasance or covenant defeasance and with respect to certain registration requirements under the Investment Company Act of 1940, as amended; and (v) any additional conditions to such defeasance or covenant defeasance which may be imposed on Northwest pursuant to the applicable Indenture. The Indentures require that a nationally recognized firm of independent public accountants deliver to the Trustee a written certification as to the sufficiency of the trust funds deposited for the defeasance or covenant defeasance of such Debt Securities. The Indentures do not provide the holders of such Debt Securities with recourse against such firm. If indicated in the applicable Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or any agency or instrumentality of the government issuing the currency in which Debt Securities of such series are payable. In the event that Government Obligations deposited with the Trustee for the defeasance of such Debt Securities decrease in value or default subsequent to their being deposited, Northwest will have no further obligation, and the holders of such Debt Securities will have no additional recourse against Northwest, as a result of such decrease in value or default. As described above, in the event of a covenant defeasance, Northwest remains contingently liable with respect to the payment of principal, interest, if any, and premium, if any, with respect to the Debt Securities.

    Northwest may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If Northwest exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a Default or an Event of Default. If Northwest exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

    The applicable Prospectus Supplement may further describe the provisions, if any, applicable to defeasance or covenant defeasance with respect to Debt Securities of a particular series.

THE TRUSTEE

    State Street Bank and Trust Company is the Trustee under the Indentures. Northwest and NWA Corp. also maintain banking and other commercial relationships with State Street Bank and Trust Company and its affiliates in the ordinary course of business and State Street Bank and Trust Company acts as Trustee under several other indentures for NWA Corp. and Northwest.

                            DESCRIPTION OF WARRANTS

    Northwest may issue Warrants for the purchase of Debt Securities. Warrants may be issued together with or separately from any Debt Securities offered by any Prospectus Supplement and, if issued together with Debt Securities, may be attached to or separate from such Debt Securities. The Warrants are to be issued under one or more separate Warrant Agreements (a "Warrant Agreement") to be entered into between Northwest and State Street Bank and Trust Company, successor to The First National Bank of Boston, as Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of Northwest in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The statements herein relating to the Warrants and the Warrant Agreements are summaries and reference is made to the detailed provisions of the Warrant Agreements. A form of Warrant Agreement for Warrants Sold Attached to Debt Securities and a form of Warrant Agreement for Warrants Sold Alone have been incorporated by reference as exhibits to the Registration Statement.

GENERAL

    If Warrants are offered, reference is made to the applicable Prospectus Supplement which accompanies this Prospectus for a description of the specific terms of the Warrants being offered thereby, including (i) the specific designation and aggregate number of such Warrants, (ii) the offering price and the currency or composite currencies for which Warrants may be purchased, (iii) the designation (including whether the Debt Securities are Senior Debt Securities or Senior Subordinated Debt Securities), aggregate principal amount, currency or composite currencies and terms of the Debt Securities purchasable upon exercise of the Warrants, (iv) if applicable, the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with the minimum denomination of each such Debt Security, (v) if applicable, the date on and after which the Warrants and the related Debt Securities will be separately transferable, (vi) the principal amount of Debt Securities purchasable upon exercise of one Warrant and the price or the manner of determining the price and currency or composite currencies or other consideration (which may include Debt Securities) for which such principal amount of Debt Securities may be purchased upon such exercise, (vii) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire (the "Expiration Date"),
(viii) the terms of any mandatory or optional redemption by Northwest, (ix) certain Federal income tax consequences, (x) whether the certificates for Warrants will be issued in registered or unregistered form, and (xi) any other special terms pertaining to such Warrants. Unless otherwise specified in the applicable Prospectus Supplement, the Warrants will not be listed on any securities exchange.

    Warrant certificates may be exchanged for new Warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer and exchange and may be exercised at an office or agency of the Warrant Agent maintained for that purpose (the "Warrant Agent Office"). No service charge will be made for any transfer or exchange of Warrant certificates, but Northwest may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the Indenture.

    The Warrant Agent will act solely as an agent of Northwest in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants.

EXERCISE OF WARRANTS

    Each Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price, for such consideration and during such period or periods as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Warrants. Warrants may be exercised at any time during such period up to 5:00P.M. New York City time on the Expiration Date set forth in the Prospectus Supplement relating to such Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by Northwest), unexercised Warrants will become void.

    Warrants may be exercised by delivery to the Warrant Agent of payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities purchasable upon such exercise together with certain information set forth on the reverse side of the Warrant certificate. Unless otherwise provided in the applicable Prospectus Supplement, upon receipt of such payment and the Warrant certificate properly completed and duly executed at the Warrant Agent Office or any other office or agency indicated in the applicable Prospectus Supplement, Northwest will, as soon as practicable, issue and deliver the Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant certificate are exercised, a new Warrant certificate will be issued for the amount of unexercised Warrants.

MODIFICATION OF WARRANT AGREEMENTS

    The Warrant Agreements contain a provision permitting Northwest and the Warrant Agent, without the consent of any Warrantholder, to supplement or amend the Warrant Agreement in order to cure any ambiguity, and to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions or to make other provisions in regard to matters or questions arising thereunder which Northwest and the Warrant Agent may deem necessary or desirable and which do not adversely affect the interests of the Warrantholders.

WARRANT AGENT

    State Street Bankand Trust Company will act as the Warrant Agent under the Warrant Agreement. Northwest and NWA Corp. maintain banking and other commercial relationships with State Street Bankand Trust Company and its affiliates in the ordinary course of business.

                              PLAN OF DISTRIBUTION

    Northwest may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors or other persons directly or through one or more dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Offered Securities will be named in an applicable Prospectus Supplement.

    The Offered Securities may be sold at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the Offered Securities, including Offered Securities not listed on any securities exchange. Northwest also may, from time to time, authorize underwriters acting as Northwest's agents to offer and sell the Offered Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from Northwest in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

    If a dealer is used directly by Northwest in the sale of Offered Securities in respect of which this Prospectus is delivered, Northwest will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale will be set forth in the Prospectus Supplement relating thereto.

    Offered Securities may be offered and sold through agents designated by Northwest from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named in, and any commissions payable by Northwest to such agent will be set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    Offers to purchase Offered Securities may be solicited directly by Northwest and sales thereof may be made by Northwest directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Except as set forth in the applicable Prospectus Supplement, no director, officer or employee of Northwest or NWA Corp. will solicit or receive a commission in connection with direct sales by Northwest of the Offered Securities, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

    Any underwriting compensation paid by Northwest to underwriters, dealers or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Northwest, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Northwest for certain expenses.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, NWA Corp., Northwest and NWA Corp.'s other subsidiaries in the ordinary course of business.

    If so indicated in an applicable Prospectus Supplement and subject to existing market conditions, Northwest will authorize dealers acting as Northwest's agents to solicit offers by certain institutions to purchase Offered Securities from Northwest at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Northwest. Contracts will not be subject to any conditions except the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable Prospectus Supplement will be granted to underwriters and agents soliciting purchases of Offered Securities pursuant to Contracts accepted by Northwest. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

    The Offered Securities may or may not be listed on a national securities exchange or a foreign securities exchange. If an underwriter or underwriters are utilized in the sale of any Offered Securities, the applicable Prospectus Supplement will contain a statement as to the intention, if any, of such underwriters at the date of such Prospectus Supplement to make a market in the Offered Securities. No assurances can be given that there will be a market for the Offered Securities.

    The place and time of delivery for the Offered Securities in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement. Debt Securities issuable upon exercise of Warrants will be issued upon payment of the exercise price and otherwise in accordance with the relevant terms applicable to such Warrants and described in the relevant Prospectus Supplement.

                                 LEGAL OPINIONS


    Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Debt Securities (and the Parent Guaranty) and Warrants offered hereby will be passed upon for Northwest and NWA Corp. by Simpson Thacher & Bartlett, New York, New York. In rendering such opinion, Simpson Thacher & Bartlett will be relying as to matters of Minnesota law on an opinion from the Office of the General Counsel of NWA Corp. and Northwest.


                                    EXPERTS

    The consolidated financial statements and schedule of NWA Corp. appearing or incorporated by reference in NWA Corp.'s Annual Report (Form 10-K) for the year ended December 31, 1996 and the consolidated financial statements for the year ended December 31, 1997 of NWA Corp. included in NWA Corp.'s Current Report (Form 8-K) dated February 19, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

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    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT AND/OR PRICING SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND SUCH PROSPECTUS SUPPLEMENT AND/OR PRICING SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NORTHWEST, NWA CORP. OR ANY UNDERWRITERS, AGENTS OR DEALERS. THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT AND/OR PRICING SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT AND/OR PRICING SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NORTHWEST OR NWA CORP. SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

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                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
The Company...............................................................    3
Use of Proceeds...........................................................    3
Ratio of Earnings to Fixed Charges........................................    4
Description of Debt Securities............................................    4
Description of Warrants...................................................   14
Plan of Distribution......................................................   16
Legal Opinions............................................................   17
Experts...................................................................   17

                                 $1,500,000,000

                                   NORTHWEST
                                 AIRLINES, INC.

                              DEBT SECURITIES AND
                              WARRANTS TO PURCHASE
                                DEBT SECURITIES

                                   FULLY AND
                         UNCONDITIONALLY GUARANTEED BY

                               NORTHWEST AIRLINES
                                  CORPORATION

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                               FEBRUARY   , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 27, 1998


PROSPECTUS

                                 $1,500,000,000

                            NORTHWEST AIRLINES, INC.

                           PASS THROUGH CERTIFICATES
                                  -----------

                         APPLICABLE UNDERLYING PAYMENTS
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                         NORTHWEST AIRLINES CORPORATION

    Up to $1,500,000,000 aggregate public offering price of Pass Through Certificates (the "Certificates") (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units) may be offered for sale from time to time pursuant to this Prospectus and related Prospectus Supplements (as defined below). Certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering. In respect of each offering of Certificates, a separate Northwest Airlines Pass Through Trust for each series of Certificates being offered (each, a "Trust") will be formed pursuant to one or more Pass Through Trust Agreements (each, a "Basic Agreement") and one or more supplements thereto (each, a "Trust Supplement") relating to such Trust to be entered into among Northwest Airlines, Inc. ("Northwest"), Northwest Airlines Corporation ("NWA Corp." and, together with its subsidiaries, the "Company") and the trustee named therein (the "Trustee"), as trustee under each Trust. Each Certificate in a series will represent a fractional undivided interest in the related Trust and will have no rights, benefits or interests in respect of any other Trust. The property of the Trusts will consist of equipment notes issued (a) on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions (the "Leased Aircraft Notes") to finance or refinance a portion of the equipment cost of aircraft, including engines (each, a "Leased Aircraft" and, collectively, the "Leased Aircraft"), which have been or will be leased to Northwest pursuant to a separate lease agreement (each such lease agreement, a "Lease") for each Leased Aircraft, or (b) with recourse to Northwest (the "Owned Aircraft Notes" and, together with any Leased Aircraft Notes, the "Equipment Notes") to finance all or a portion of the equipment cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft, including engines (each, an "Owned Aircraft" and, collectively, the "Owned Aircraft"; together with Leased Aircraft, the "Aircraft"), which have been or will be purchased and owned by Northwest. NWA Corp. will fully and unconditionally guarantee (the "Parent Guaranty") to the holders from time to time of Certificates (i) with respect to related Owned Aircraft Notes, the full and prompt payment of principal, premium, if any, and interest thereon when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise and (ii) with respect to related Leased Aircraft Notes, the full and prompt payment of all amounts payable by Northwest under the related Lease when and as the same shall become due and payable.

    The specific terms of the particular Certificates in respect of which this Prospectus is being delivered will be set forth in a supplement to this Prospectus (the "Prospectus Supplement") which will be delivered together with this Prospectus, including, where applicable, the specific designation, form, aggregate principal amount, initial public offering price and distribution dates relating to such Certificates, the currency in which such Certificates will be payable, the Trust or Trusts relating to such Certificates, the Equipment Notes to be purchased by such Trust or Trusts, the Aircraft relating to such Equipment Notes, the leveraged lease transactions or financing arrangements, as the case may be, relating to such Equipment Notes and other special terms relating to such Certificates and the net proceeds from the offering of such Certificates. The Certificates shall be issued in registered form only and may, if so specified in the applicable Prospectus Supplement, be issued in accordance with a book-entry system.

    With respect to one or more Aircraft, Equipment Notes may be issued, each of which may have a different interest rate, final maturity date and ranking in respect of priority of payment. For each series of Certificates, the Trustee will purchase one or more Equipment Notes issued with respect to one or more Aircraft such that all of the Equipment Notes held in the related Trust will have identical ranking and identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust), and such that the latest maturity date for such Equipment Notes will occur on or before the final distribution date for such Certificates. Interest paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust. Principal paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust. The Equipment Notes issued with respect to any Aircraft will be secured by a security interest in such Aircraft and, in the case of the Leased Aircraft, by a security interest in the Lease relating thereto, including the right to receive rentals payable in respect of such Leased Aircraft by Northwest. Although neither the Certificates nor the Leased Aircraft Notes will be direct obligations of, or guaranteed by, Northwest, the amounts unconditionally payable by Northwest for lease of Leased Aircraft will be sufficient to pay in full when due all payments required to be made on the corresponding Leased Aircraft Notes.

    The Certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Certificates in respect of which this Prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution" for information concerning secondary trading of the Certificates.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                               ------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                                 --------------

               The date of this Prospectus is February   , 1998.

                             AVAILABLE INFORMATION

    NWA Corp. and Northwest together have filed with the Securities and Exchange Commission (the "Commission") Registration Statements on Form S-3 (together with all amendments and exhibits, the "Registration Statements") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statements, reference is made to the exhibit for a more complete description of the matter involved.

    NWA Corp. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Commission. Such reports and other information, as well as the Registration Statement, including exhibits and schedules filed therewith, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Northwest is not required to file separate reports, proxy and information statements or other information with the Commission pursuant to the requirements of the Exchange Act. Instead, information with respect to Northwest is provided, to the extent required, in filings made by NWA Corp.

    Separate financial statements of Northwest are not being provided because all of the Certificates being issued by Northwest under this Prospectus will be supported by full and unconditional guarantees by NWA Corp. and, therefore, such financial statements are not deemed material.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents of NWA Corp., which have been filed with the Commission, are hereby incorporated by reference in this Prospectus:

(a) NWA Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

(b) NWA Corp.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and


(c) NWA Corp.'s Current Reports on Form 8-K dated March 6, 1997, November 25, 1997, January 25, 1998 and February 19, 1998.


    All documents filed by NWA Corp. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Exchange Act file number is 0-23642.

    NWA Corp. will provide without charge to any person to whom a copy of this Prospectus has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Secretary's Office, NWA Corp., 5101 Northwest Drive, Dept. A1180, St. Paul, Minnesota 55111-3034; telephone number (612) 726-2111.

                                  THE COMPANY

    Northwest, the principal wholly-owned indirect subsidiary of NWA Corp., operates the world's fourth largest airline (as measured by 1996 revenue passenger miles ("RPMs")) and is engaged principally in commercial transportation of passengers and cargo. Northwest's business focuses on the development of a global airline network through the optimization of its domestic hubs at Detroit, Minneapolis/St. Paul and Memphis, an extensive Pacific route system with hubs at Tokyo and Osaka, and a transatlantic alliance with KLM Royal Dutch Airlines ("KLM"), which operates a hub through Amsterdam.

    Northwest operates substantial domestic and international route networks. As of December 31, 1997, Northwest directly served more than 150 cities in 18 countries on the continents of North America, Asia and Europe. Northwest had more than 54 million enplanements and flew over 72 billion RPMs in 1997.

    NWA Corp. was originally formed under the name Wings Holdings Inc. The Company's principal executive offices are located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121; its mailing address is 5101 Northwest Drive, St. Paul, Minnesota 55111-3034 and its telephone number is (612) 726-2111.

                       GENERAL OUTLINE OF TRUST STRUCTURE

    In respect of each offering of Certificates, one or more Trusts will be formed, and the related Certificates issued, pursuant to separate Trust Supplements to be entered into among the Trustee, NWA Corp. and Northwest in accordance with the terms of the Basic Agreement. Concurrently with the execution and delivery of each Trust Supplement, the Trustee, on behalf of the Trust formed thereby, will enter into one or more purchase or refunding agreements (each such agreement being herein referred to as a "Note Purchase Agreement") pursuant to which it will purchase one or more Equipment Notes relating to one or more of the Aircraft described in the applicable Prospectus Supplement. Pursuant to the applicable Note Purchase Agreement or Note Purchase Agreements, the Trustee, on behalf of each Trust, will purchase one or more Equipment Notes such that the Equipment Notes that constitute the property of such Trust will have identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust) and identical priority of payment relative to each of the other Equipment Notes issued under the Related Indentures (as defined below). The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Certificates that will be issued by such Trust. The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the Certificateholders of the Trust in which such Equipment Notes are held. See "Description of the Certificates" and "Description of the Equipment Notes."

                                USE OF PROCEEDS

    Except as set forth in a Prospectus Supplement for a specific offering of Certificates, the Certificates will be issued in order to facilitate (a) the financing or refinancing of the debt portion and, in certain cases, the refinancing of some of the equity portion of one or more separate leveraged lease transactions entered into by Northwest, as lessee, with respect to the Leased Aircraft as described in the applicable Prospectus Supplement, and (b) the financing or refinancing of the aggregate principal amount of debt to be issued, or the purchase of the aggregate principal amount of the debt previously issued, by Northwest in respect of the Owned Aircraft as described in the applicable Prospectus

Supplement. The proceeds from the sale of Certificates in respect of such Owned or Leased Aircraft is not expected to exceed 80% of the appraised value of such Owned or Leased Aircraft at the time of financing or refinancing. Except as set forth in a Prospectus Supplement for a specific offering of Certificates, the proceeds from the sale of the Certificates will be used by the Trustee on behalf of the applicable Trust or Trusts to purchase either (a) Leased Aircraft Notes issued by the respective Owner Trustee or Owner Trustees to finance or refinance (as specified in the applicable Prospectus Supplement) the related Leased Aircraft, or (b) Owned Aircraft Notes issued by Northwest to finance or refinance (as specified in the applicable Prospectus Supplement) the related Owned Aircraft. Any portion of the proceeds from the sale of Certificates not used by the Trustee to purchase Equipment Notes on or prior to the date specified therefor in the applicable Prospectus Supplement will be distributed on a Special Distribution Date (as defined below) to the applicable Certificateholders, together with interest, but without premium. See "Description of Certificates--Special Distribution Upon Unavailability of Aircraft."

    The Leased Aircraft Notes will be issued under separate trust indentures (the "Leased Aircraft Indentures") between a bank, trust company or other institution specified in the related Prospectus Supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"), and an institution specified in the related Prospectus Supplement acting, not in its individual capacity, but solely as owner trustee (an "Owner Trustee") of a separate trust for the benefit of one or more institutional investors (each, an "Owner Participant"). With respect to each Leased Aircraft, the related Owner Participant will have provided or will provide from sources other than the Leased Aircraft Notes a portion of the equipment cost of the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. Simultaneously with the acquisition of each Leased Aircraft, the related Owner Trustee leased or will lease such Aircraft to Northwest pursuant to a separate Lease. The Owned Aircraft Notes will be issued under separate trust indentures (the "Owned Aircraft Indentures" and, together with any Leased Aircraft Indentures, the "Indentures") between the applicable Loan Trustee and Northwest.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges for NWA Corp. and its consolidated subsidiaries for the periods indicated. The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings represent consolidated earnings (loss) before income taxes, cumulative effect of accounting change and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest), one-third of rental expense, which is considered representative of the interest factor, and amortization of debt discount and expense.

               YEAR ENDED DECEMBER 31
-----------------------------------------------------
  1997       1996       1995       1994       1993
---------  ---------  ---------  ---------  ---------
3.05            2.74       1.90       1.88     (a)

--------------

(a) Earnings did not cover fixed charges by $121.5 million for the year ended December 31, 1993. Excluding non-recurring special charges of $94.3 million for the year ended December 31, 1993, earnings did not cover fixed charges by $27.2 million.

                        DESCRIPTION OF THE CERTIFICATES

    In connection with each offering of Certificates, one or more separate Trusts will be formed and one or more series of Certificates will be issued pursuant to the Basic Agreement and one or more separate Trust Supplements to be entered into among Northwest, NWA Corp. and the Trustee. The statements made under this caption are summaries and reference is made to the detailed provisions of the Basic Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The summaries relate to the Basic Agreement and each of the Trust Supplements, the Trusts to be formed thereby and the Certificates to be issued by each Trust except to the extent, if any, described in the applicable Prospectus Supplement. The Prospectus Supplement that accompanies this Prospectus contains a glossary of the material terms used with respect to the specific series of Certificates being offered thereby. The Trust Supplement relating to each series of Certificates and the forms of the related Note Purchase Agreement, Indenture, Lease, Trust Agreement, Participation Agreement, Refunding Agreement, Intercreditor Agreement and Revolving Credit Agreement, as applicable, will be filed as exhibits to a post-effective amendment to the Registration Statement of which this Prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by NWA Corp. with the Commission.

    The Certificates offered pursuant to this Prospectus will be limited to $1,500,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units).

    TO THE EXTENT THAT ANY PROVISION IN ANY PROSPECTUS SUPPLEMENT IS INCONSISTENT WITH ANY PROVISION IN THIS SUMMARY, THE PROVISION OF SUCH PROSPECTUS SUPPLEMENT WILL CONTROL.

GENERAL

    Each Certificate will represent a fractional undivided interest in the Trust created by the Trust Supplement pursuant to which such Certificate was issued and all payments and distributions shall be made only from the related Trust Property (as defined below). The property of each Trust (the "Trust Property") will include the Equipment Notes held in such Trust, all monies at any time paid thereon and all monies due and to become due thereunder and funds from time to time deposited with the Trustee in accounts relating to such Trust and, if so specified in the Prospectus Supplement related to a series of Certificates, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility. Each Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes held in the related Trust and, unless otherwise specified in the applicable Prospectus Supplement, will be issued in minimum denominations of $1,000 or any integral multiple thereof (except that one Certificate of each Trust may be issued in an odd amount, due to the fact that the aggregate amount offered by such Trust may not represent an integral multiple of $1,000). The Certificates do not represent an interest in or obligation of Northwest, NWA Corp., the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement.

    The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Indenture (each Indenture the Equipment Notes of which are held in a Trust, a "Related Indenture"). Unless otherwise provided in a Prospectus Supplement, only Equipment Notes having the same priority of payment (the Equipment Notes of any such priority, a "Class") may be held in the same Trust.

    Interest will be passed through to Certificateholders of each Trust at the rate per annum payable on the Equipment Notes held in such Trust, as set forth for such Trust on the cover page of the applicable Prospectus Supplement.

    Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Certificates being offered thereby, including: (1) the specific designation and title of such Certificates; (2) the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Certificates; (3) the currency or currencies (including currency units) in which such Certificates may be denominated; (4) the specific form of such Certificates, including whether or not such Certificates are to be issued in accordance with a book-entry system;
(5) a description of the Equipment Notes to be purchased by such Trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed or defeased in whole or in part, by Northwest or, with respect to Leased Aircraft Notes, the Owner Trustee, (b) the payment priority of such Equipment Notes in relation to any other Equipment Notes issued with respect to the related Aircraft, (c) any additional security or liquidity enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued by the same Owner Trustee; (6) a description of the related Aircraft, including whether such Aircraft is a Leased Aircraft or an Owned Aircraft; (7) a description of the related Note Purchase Agreement and Related Indentures, including a description of the events of default under the Related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Notes; (8) if such Certificates relate to Leased Aircraft, a description of the related Lease, Trust Agreement and Participation Agreement, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Notes, and (c) the rights of the related Owner Trustee, if any, and/or Owner Participant, if any, to cure failures of Northwest to pay rent under the related Lease; (9) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes; (10) cross-default or cross-collateralization provisions in the Related Indentures; (11) subordination provisions among the holders of Certificates, including any cross-subordination provisions among the holders of Certificates in separate Trusts; and (12) any other special terms pertaining to such Certificates.

    If any Certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

BOOK-ENTRY REGISTRATION

  GENERAL

    If specified in the applicable Prospectus Supplement, the Certificates will be subject to the provisions described below and under the caption "--Definitive Certificates." Upon issuance, each series of Certificates will be represented by one fully registered global certificate. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), or its nominee. No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

    Northwest has been advised that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

    Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Certificates. DTC Participants will thereafter forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC has advised Northwest that it will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised Northwest that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

    Neither Northwest, NWA Corp. nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by

Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The applicable Prospectus Supplement will specify any additional book-entry registration procedures applicable to Certificates denominated in a currency other than United States dollars.

  SAME-DAY SETTLEMENT AND PAYMENT

    So long as the Certificates are registered in the name of Cede, as nominee for DTC, all payments made by Northwest to the Loan Trustee under any Lease or any Owned Aircraft Indentures will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates of any Trust, will be passed through to DTC in immediately available funds.

    Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, secondary trading in pass through certificates is generally settled in immediately available or same-day funds. Any Certificates registered in the name of Cede, as nominee for DTC, will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

  DEFINITIVE CERTIFICATES

    Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) Northwest advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and Northwest is unable to locate a qualified successor, (ii) Northwest, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related Prospectus Supplement. Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, Northwest and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

    Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

    Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

PAYMENTS AND DISTRIBUTIONS

    Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to Certificateholders of such Trust on the dates and in the currency specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Equipment Notes are in default as described in the applicable Prospectus Supplement. Payments of principal of, and interest on, the unpaid principal amount of the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of interest and principal on the Equipment Notes to the Trustee are herein referred to as "Scheduled Payments," and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments to the Trustee are herein referred to as "Regular Distribution Dates"). See "Description of the Equipment Notes General." Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in the Trust.

    Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust, and payments, other than Scheduled Payments received on a Regular Distribution Date, received by the Trustee following default in respect of Equipment Notes held in a Trust relating to one or more Aircraft ("Special Payments") will be distributed on the date determined pursuant to the applicable Prospectus Supplement (a "Special Distribution Date") except that, unless otherwise specified in the applicable Prospectus Supplement, payments received by the Trustee following default in respect of the Equipment Notes on a Regular Distribution Date as a result of a drawing under any liquidity facility specified in the applicable Prospectus Supplement (each, a "Liquidity Facility"), provided for the benefit of the Certificateholders shall be distributed on such Regular Distribution Date. The Trustee will mail notice to the Certificateholders of record of the applicable Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Trustee stating such anticipated Special Distribution Date.

POOL FACTORS

    Unless there has been an early redemption, a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default (as defined below), a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor (as defined below) for the Trusts will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance (as defined below) of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

    Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

    Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original principal amount of the Equipment Notes held in such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

REPORTS TO CERTIFICATEHOLDERS

    On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

     (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

    (ii) the amount of such distribution allocable to interest; and

    (iii) the Pool Balance and the Pool Factor for such Trust.

    So long as the Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

    In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

    At such time, if any, as the Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of beneficial ownership of such Certificateholder appears on the records of the registrar of the Certificates.

VOTING OF EQUIPMENT NOTES

    Subject to the effect of any cross-subordination provisions set forth in the related Prospectus Supplement, the Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers with respect to such Equipment Notes under the Related Indentures. The Basic Agreement and related Trust Supplement set forth (i) the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion, (ii) the circumstances in which the Trustee shall seek instructions from the Certificateholders of such Trust and (iii) the percentage of Certificateholders required to direct the Trustee to take any such action. If specified in the related Prospectus Supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor agreement to be executed by such Trustee, be exercisable by another person specified in such Prospectus Supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

    The Prospectus Supplement will specify the events of default under the Basic Agreement (an "Event of Default") and the Related Indentures (an "Indenture Default"). The Indenture Defaults will include events of default under the related Leases (a "Lease Event of Default"). With respect to any Equipment Notes which are supported by a Liquidity Facility the Indenture Defaults or Events of Default may include events of default under such Liquidity Facility. Unless otherwise provided in a Prospectus Supplement, all of the Equipment Notes issued under the same Indenture will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures, and events resulting in an Indenture Default under any particular Indenture will not necessarily result in an Indenture Default occurring under any other Indenture. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be made as originally scheduled. As described below under "--Cross-Subordination Issues," a Prospectus Supplement may provide the terms of any cross-subordination provisions among Certificateholders of separate Trusts. If such provisions are so provided, payments made pursuant to a Related Indenture under which an Indenture Default has not occurred may be distributed first to the holders of the Certificates issued under the Trust which holds the most senior Equipment Notes issued under all Related Indentures.

    The ability of the applicable Owner Trustee or Owner Participant under the Related Indenture to cure Indenture Defaults, including Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease will be described in the Prospectus Supplement. Unless otherwise provided in a Prospectus Supplement, with respect to any Certificates or Equipment Notes entitled to the benefits of a Liquidity Facility, a drawing under any such Liquidity Facility for the purpose of making a payment of interest as a result of the failure by Northwest to have made a corresponding payment will not cure an Indenture Default related to such failure by Northwest.

    The Prospectus Supplement related to a series of Certificates will describe the circumstances under which the Trustee of the related Trust may vote some or all of the Equipment Notes issued under the applicable Indenture or issued under any Related Indentures. Such Prospectus Supplement will also set forth (i) the percentage of Certificateholders of such Trust entitled to direct the Trustee to take any action with respect to such Equipment Notes and, if applicable, Equipment Notes issued under any other Related Indenture. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then the ability of the Certificateholders issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the Related Indenture or to direct the exercise of remedies by the Loan Trustee under the Related Indenture will depend, in part, upon the proportion between the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust and the aggregate principal amount of all Equipment Notes outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to any series of Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under Related Indentures to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the Related Indenture or to direct the exercise of remedies by the Loan Trustee under the Related Indenture will depend, in part, upon the Class of Notes held in such Trust. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts and therefore the Certificateholders of a Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes relating to the same Indenture. In addition, so long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default. In such event, the Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

    The Prospectus Supplement for a series of Certificates will specify whether and under what circumstances the Trustee may or shall sell for cash to any person all or part of such Equipment Notes. Any proceeds received by the Trustee upon any such sale shall be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust for the deposit of such Special Payments (the "Special Payments Account") and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. The market for Equipment Notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, any Owner Trustee, Owner Participant or the Trustee. Furthermore, neither the Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Defaults exist with respect thereto.

    Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if a Prospectus Supplement provides that the applicable Owner Trustee may, under circumstances specified therein, redeem or purchase the outstanding Equipment Notes issued under the Related Indenture, the price paid by such Owner Trustee to the Trustee of any Trust for the Equipment Notes issued under such Indenture and held in such Trust shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date.

    Any funds representing payments received with respect to any Equipment Notes held in a Trust in default, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" will be specified in the related Prospectus Supplement.

    The Basic Agreement provides that the Trustee of each Trust shall, within 90 days after the occurrence of a default in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Event of Default with respect to a Trust as described above, except that in determining whether any such Event of Default has occurred, any grace period or notice in connection therewith shall be disregarded.

    The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

    The Prospectus Supplement for a series of Certificates will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past Event of Default with respect to such Trust and thereby annul any direction given with respect thereto. The Prospectus Supplement for a series of Certificates will also specify the percentage of Certificateholders (and whether of such Trust or of any other Trust holding Equipment Notes issued under Related Indentures) entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default with respect to the Equipment Notes held in such Trust and thereby annul any direction given with respect thereto.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

    Northwest will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving successor or transferee corporation shall (a) be a "citizen of the United States" (as defined in Section 40102(a)(15) of Title 49 of the United States Code) holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and with respect to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation and (b) expressly assume all of the obligations of Northwest contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreements and the Indentures and, with respect to the Leased Aircraft Notes, the Participation Agreements and the Leases, and any other operative documents; (ii) immediately after giving effect to such transaction, no Indenture Default (with respect to the Owned Aircraft Notes) or Lease Event of Default (with respect to the Leased Aircraft Notes) shall have occurred and be continuing; and (iii) Northwest shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

MODIFICATIONS OF THE BASIC AGREEMENT

    The Basic Agreement contains provisions permitting Northwest, NWA Corp. and the Trustee of each Trust to enter into a supplemental trust agreement, without the consent of the holders of any of the Certificates of such Trust, (i) to provide for the formation of such Trust and the issuance of a series of Certificates, (ii) to evidence the succession of another corporation to Northwest or NWA Corp. and the assumption by such corporation of Northwest's or NWA Corp.'s obligations under the Basic Agreement and the applicable Trust Supplement, (iii) to add to the covenants of Northwest or NWA Corp. for the benefit of holders of such Certificates, or to surrender any right or power in the Basic Agreement conferred upon Northwest or NWA Corp., (iv) to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not adversely affect the interests of the holders of such Certificates, or to cure any ambiguity or correct any mistake, (v) to modify, eliminate or add to the provisions of the Basic Agreement to the extent as shall be necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to the Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, (vi) to provide for a successor Trustee or to add to or change any provision of the Basic Agreement as shall be necessary to facilitate the administration of the Trusts thereunder by more than one Trustee, (vii) to add, eliminate or change any provisions under such Basic Agreement that will not adversely affect the Certificateholders in any material respect, provided that in each case, such modification does not cause the corresponding Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-2 or a "publicly traded partnership" within the meaning of Section 7704 of the Code taxable as a corporation and (viii) to make any other amendments or modifications to the Basic Agreement, provided such amendments or modifications shall only apply to Certificates issued thereafter.

    The Basic Agreement also contains provisions permitting Northwest, NWA Corp. and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and, with respect to any Leased Aircraft, with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of each Certificateholder so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement, (d) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment or (e) cause the Trust to become taxable as an "association" within the meaning of Treasury Regulation
Section 301.7701-2 or a "publicly traded partnership" within the meaning of
Section 7704 of the Code taxable as a corporation.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

    The Prospectus Supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes or any Liquidity Facility).

CROSS-SUBORDINATION ISSUES

    The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Related Indenture. Unless otherwise provided in a Prospectus Supplement, only Equipment Notes of the same Class may be held in the same Trust. In such event, payments made on account of a subordinate Class of Equipment Notes issued under a Related Indenture may, under circumstances described in the related Prospectus Supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust which holds senior Equipment Notes issued under all Related Indentures. The Prospectus Supplement related to an issuance of Certificates will describe any such "cross-subordination" provisions and any related terms, including the percentage of Certificateholders under any Trust which are permitted to (i) grant waivers of defaults under any Related Indenture, (ii) consent to the amendment or modification of any Related Indentures or (iii) direct the exercise of remedial actions under any Related Indentures.

TERMINATION OF THE TRUSTS

    The obligations of Northwest, NWA Corp. and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Trustee specified in such notice of termination.

DELAYED PURCHASE

    In the event that, on the delivery date of any Certificates, all of the proceeds from the sale of such Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the Trustee will hold the proceeds from the sale of such Certificates not used to purchase Equipment Notes in an escrow account pending the purchase of the Equipment Notes not so purchased. Such proceeds will be invested at the direction and risk of, and for the account of, Northwest in certain specified investments, which may include: (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $500,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or Standard & Poor's Corporation, provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in clause (iii) above or any subsidiary thereof and
(v) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 with any of the obligations described in
(i) through (iv) as collateral; provided that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase federal funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "specified investment" unless the final maturity date or date of return of such investment is on or before (x) the scheduled date for the purchase of such Equipment Notes, or (y) if no date has been scheduled for the purchase of such Equipment Notes, the next Business Day, or (z) if Northwest has given notice that such Equipment Notes will not be purchased, the next applicable Special Distribution Date. Earnings on such investments in the escrow account for each Trust will be paid to Northwest periodically, and Northwest will be responsible for any losses.

    On the next Regular Distribution Date specified in the applicable Prospectus Supplement, Northwest will pay to the Trustee an amount equal to the interest that would have accrued on any Equipment Notes purchased after the date of the issuance of such Certificates from the date of the issuance of such Certificates to, but excluding, the date of the purchase of such Equipment Notes by the Trustee.

SPECIAL DISTRIBUTION UPON UNAVAILABILITY OF AIRCRAFT

    To the extent that, due to a casualty to, or other event causing the unavailability of, one or more Aircraft, the full amount of the proceeds from the sale of any Certificates held in the escrow account referred to above is not used to purchase Equipment Notes on or prior to the date specified in the applicable Prospectus Supplement, an amount equal to the unused proceeds will be distributed by the Trustee to the holders of record of such Certificates on a pro rata basis upon not less than 20 days' prior notice to them on a Special Distribution Date, together with interest thereon at a rate equal to the rate applicable to such Certificates, but without premium, and Northwest will pay to the Trustee on such date an amount equal to such interest.

THE PARENT GUARANTY

    NWA Corp. will unconditionally guarantee (i) with respect to related Owned Aircraft Notes, the full and prompt payment of principal, premium, if any, and interest thereon when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, and (ii) with respect to related Leased Aircraft Notes, the full and prompt payment of all amounts payable by Northwest under the related Lease when and as the same shall become due and payable. The Parent Guaranty will be enforceable without any need first to enforce any Owned Aircraft Note or Lease against Northwest. The Parent Guaranty will be an unsecured obligation of NWA Corp.

LIQUIDITY FACILITY

    The related Prospectus Supplement may provide that one or more payments of interest on the Certificates of one or more series will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. The provider of such Liquidity Facility will have a claim senior to the Certificateholders' as specified in the related Prospectus Supplement.

THE TRUSTEE

    The Trustee for each series of Certificates will be identified in the Prospectus Supplement. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. The Trustee shall not be liable with respect to any series of Certificates, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such series issued under the Basic Agreement. Subject to such provisions, such Trustee shall be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Certificates issued thereunder unless they shall have offered to the Trustee indemnity satisfactory to it. The Basic Agreement provides that the Indenture Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Northwest and, with respect to the Leased Aircraft, with any Owner Trustee with the same rights it would have if it were not the Trustee.

    The Trustee may resign with respect to any or all of the Trusts at any time, in which event Northwest will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, Northwest may remove such Trustee, or any Certificateholder of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

    The Basic Agreement provides that Northwest will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                       DESCRIPTION OF THE EQUIPMENT NOTES

    The statements made under this caption are summaries and reference is made to the entire Prospectus and detailed information appearing in the applicable Prospectus Supplement. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture.

    TO THE EXTENT THAT ANY PROVISION IN ANY PROSPECTUS SUPPLEMENT IS INCONSISTENT WITH ANY PROVISION IN THIS SUMMARY, THE PROVISION OF SUCH PROSPECTUS SUPPLEMENT WILL CONTROL.

GENERAL

    All Equipment Notes will be issued under a separate Indenture either (a) between the related Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of the related Aircraft, and the related Loan Trustee, or (b) between Northwest and the related Loan Trustee. The Equipment Notes issued pursuant to clause (a) of the preceding sentence will be nonrecourse obligations of the applicable Owner Trust. Each Equipment Note will be authenticated under an Indenture by the Loan Trustee. All Equipment Notes issued under the same Indenture will relate to, and be secured by, one or more Aircraft identified and described in the related Prospectus Supplement and which, in the case of Equipment Notes issued as described in such clause (a), are leased to Northwest pursuant to a Lease between the Owner Trustee under the applicable Owner Trust and Northwest or, in the case of Equipment Notes issued as described in clause (b), owned by Northwest.

    With respect to each Leased Aircraft, the related Owner Trustee has acquired or will acquire such Aircraft from Northwest or the manufacturer of such Aircraft, as the case may be, has granted or will grant a security interest in such Aircraft to the related Loan Trustee as security for the payments of the related Leased Aircraft Notes, and has leased or will lease such Aircraft to Northwest pursuant to the related Lease which has been or will be assigned to the related Loan Trustee. Pursuant to each such Lease, Northwest will be obligated to make or cause to be made rental and other payments to the related Loan Trustee on behalf of the related Owner Trustee in amounts that will be sufficient to make payments of the principal, interest and premium, if any, required to be made in respect of such Leased Aircraft Notes when and as due and payable.

    The rental obligations of Northwest under each Lease and the obligations of Northwest under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of Northwest. Except in certain circumstances involving Northwest's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes are not obligations of, or guaranteed by, Northwest.

PRINCIPAL AND INTEREST PAYMENTS

    Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution for such Trust. Principal received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

    If any date scheduled for any payment of principal, premium, if any, or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

    The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the Equipment Notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such Equipment Notes.

SECURITY

    The Leased Aircraft Notes will be secured by (i) an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease or Leases with respect to the related Aircraft, including the right to receive payments of rent thereunder, (ii) a mortgage granted to such Loan Trustee in such Aircraft, subject to the rights of Northwest under such Lease or Leases and
(iii) an assignment to such Loan Trustee of certain of such Owner Trustee's rights with respect to such Aircraft under the purchase agreement between Northwest and the related manufacturer. Under the terms of each Lease, Northwest's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Northwest will be obligated, among other things and at its expense, to cause each Leased Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft. With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by Northwest for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by Northwest pursuant to such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease and any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

    The Owned Aircraft Notes will be secured by (i) a mortgage granted to the related Loan Trustee of all of Northwest's right, title and interest in and to such Owned Aircraft and (ii) an assignment to such Loan Trustee of certain of Northwest's rights with respect to such Aircraft under the purchase agreement between Northwest and the related manufacturer. Under the terms of each Owned Aircraft Indenture, Northwest will be obligated, among other things and at its expense, to cause each Owned Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

    The Prospectus Supplement will specify the required insurance coverage with respect to the Aircraft.

    Northwest will be required, except under certain circumstances, to keep each Aircraft registered under the Federal Aviation Act of 1958, as amended (the "Federal Aviation Act"), and to record the Indenture and the Lease, if applicable, among other documents, with respect to each Aircraft under the Federal Aviation Act. Such recordation of the Indenture, the Lease, if applicable, and other documents with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions; the Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that such security will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. Although Northwest has no current intention to do so, Northwest will have the right, subject to certain conditions, at its own expense to register each Aircraft in countries other than the United States. Unless otherwise specified in the applicable Prospectus Supplement, prior to any such change in the jurisdiction of registry, the related Loan Trustee shall have received an opinion of

Northwest's counsel that, among other things, confirms the perfected status of the lien of the Related Indenture and, in the case of Leased Aircraft, confirms the validity and enforceability of the related Lease in such jurisdiction, in each case subject, in certain cases, to certain filings, recordations or other actions. Each Aircraft may also be operated by Northwest or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

    Unless otherwise specified in the applicable Prospectus Supplement, the Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Notes, the Lease related thereto. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the related Loan Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

    Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, prior to the distribution thereof, will be invested and reinvested by such Loan Trustee. Such investment and reinvestment will be at the direction of Northwest (except, with respect to a Leased Aircraft, in the case of a Lease Event of Default under the applicable Lease or, with respect to an Owned Aircraft, in the case of an Indenture Default under the applicable Indenture), in certain investments described in the Related Indenture. The net amount of any loss resulting from any such investments will be paid by Northwest.

    Section 1110 of the Bankruptcy Code provides that, in reorganization cases under Chapter 11 of the Bankruptcy Code, the right of a lessor with respect to, and of the holder of a security interest in, aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo (subject to certain limitations in the case of any such aircraft first placed in service on or prior to October 22, 1994) leased to or subject to a security interest granted by a citizen of the United States (as defined in the Federal Aviation Act) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to the Federal Aviation Act for such aircraft (a certificate which Northwest presently possesses) to take possession of such aircraft in compliance with the provisions of the lease or security agreement is not affected by (a) the automatic stay provision of the Bankruptcy Code, which provision generally enjoins the taking of any action against a debtor by a creditor, (b) the provision of the Bankruptcy Code allowing the trustee or debtor-in-possession to use, sell or lease property of the estate and (c) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides, however, that the right of a lessor or secured party to take possession of an aircraft in compliance with the provisions of the lease or security agreement in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the trustee or debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). Section 1110 does not prevent the trustee or debtor-in-possession from rejecting a lease (including any Lease) or demanding a renegotiation of such lease as a condition to not rejecting such lease. In addition, if more than one aircraft are leased pursuant to a master lease and accompanying lease supplement, the applicability of Section 1110 would be determined on an aircraft-by-aircraft basis. Assuming Section 1110 is applicable to all aircraft subject to a master lease, Section 1110 does not prevent the trustee or debtor-in-possession from complying with the provisions of Section 1110 with respect to some lease supplements, and thereby retaining possession of the related aircraft, and not complying with the provisions of Section 1110 with respect to other lease supplements, and thereby enabling a repossession of other aircraft.

    In connection with any issuance of Certificates under this Prospectus and the applicable Prospectus Supplement, Northwest shall have received an opinion from its counsel to the effect that (i) with respect to any Leased Aircraft, the related Owner Trustee, as lessor under the related Lease, and the related Loan Trustee, upon foreclosure of the Owner Trustee's interest in such Lease as assignee of such Owner Trustee's rights under such Lease pursuant to the Related Indenture, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft initially delivered under such Lease and subjected to the Related Indenture or (ii) with respect to any Owned Aircraft, the related Loan Trustee under the Related Indenture would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft initially subjected to the Related Indenture. Such opinions will not address the possible replacement of an Aircraft after an Event of Loss (as defined in the Indenture) in the future.

RANKING OF EQUIPMENT NOTES

    Some of the Equipment Notes related to one or more Aircraft, as described in the related Prospectus Supplement, may be subordinated and junior in right of payment to other Equipment Notes related to the same Aircraft. The terms of such subordination, if any, will be described in the related Prospectus Supplement.

PAYMENTS AND LIMITATION OF LIABILITY

    Each Leased Aircraft will be leased by the related Owner Trustee to Northwest for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Leased Aircraft Notes, unless previously terminated as permitted by the terms of the related Lease. The basic rent and other payments under each such Lease will be payable by Northwest in accordance with the terms specified in the applicable Prospectus Supplement, and will be assigned by the related Owner Trustee under the Related Indenture to the Loan Trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent payments by Northwest be less than the scheduled payments on the related Leased Aircraft Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Participant. Northwest's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of Northwest.

    With respect to the Leased Aircraft Notes, except in certain circumstances involving Northwest's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be obligations of, or guaranteed by, Northwest. With respect to the Leased Aircraft Notes, none of the Owner Trustees, the Owner Participants or the Loan Trustees shall be personally liable to any holder of such Leased Aircraft Notes for amounts payable under such Leased Aircraft Notes, or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Loan Trustees, for any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be made only from
(i) the assets subject to the lien of the Related Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by Northwest under the related Lease) or (ii) if so provided in the related Prospectus Supplement, the applicable Liquidity Facility.

    With respect to the Leased Aircraft Notes, except as otherwise provided in the Related Indentures, no Owner Trustee shall be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under such Indentures or under such Leased Aircraft Notes except for its own willful misconduct or gross negligence. None of the Owner Participants shall have any duty or responsibility under the Leased Aircraft Indentures or under such Leased Aircraft Notes to the related Loan Trustee or to any holder of any such Leased Aircraft Note.

    Northwest's obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of Northwest.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

    Unless otherwise specified in the applicable Prospectus Supplement, the applicable Indenture provides that the obligations of the related Loan Trustee and, with respect to any Leased Aircraft Notes, the related Owner Trustee or, with respect to any Owned Aircraft Notes, Northwest under the applicable Indenture shall be deemed to have been discharged and paid in full (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money for payment in trust) on the 91st day after the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture. Such discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

    Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien shall terminate.

ASSUMPTION OF OBLIGATIONS BY NORTHWEST

    Unless otherwise specified in the applicable Prospectus Supplement with respect to Leased Aircraft, upon the exercise by Northwest of any purchase options it may have under the related Lease prior to the end of the term of such Lease, Northwest may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will not be redeemed and will continue to be secured by such Aircraft. It is a condition to such assumption that, if such Aircraft is registered under the laws of the United States, an opinion of counsel be delivered at the time of such assumption substantially to the effect that the related Loan Trustee under such Indenture should, immediately following such assumption, be entitled to the benefits of
Section 1110 of the Bankruptcy Code with respect to such Aircraft (including the engines related thereto), but such opinion need not be delivered to the extent that the benefits of such Section 1110 are not available to the Loan Trustee with respect to such Aircraft or any engine related thereto immediately prior to such assumption.

LIQUIDITY FACILITY

    The related Prospectus Supplement may provide that one or more payments of interest on the related Equipment Notes of one or more series or distributions made by the Trustee of the related Trust will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the provider of the Liquidity Facility will have a senior claim upon the assets securing the Equipment Notes.

INTERCREDITOR ISSUES

    Equipment Notes may be issued in different Classes, which means that the Equipment Notes may have different payment priorities even though they are issued by the same Owner Trustee and relate to the same Aircraft. In such event, the related Prospectus Supplement will describe the priority of distributions among such Equipment Notes (and any Liquidity Facilities therefor), the ability of any Class to exercise and/or enforce any or all remedies with respect to the related Aircraft (and, if the Equipment Notes are Leased Aircraft Notes, the Lease related thereto) and certain other intercreditor terms and provisions.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the principal U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates. Except as otherwise specified, the discussion is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, estates the income of which is subject to U.S. federal income taxation regardless of its source or, generally, trusts if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more of the foregoing persons have the authority to control all substantial decisions of such trust ("U.S. Persons") that will hold the Certificates as capital assets. This discussion does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates as part of the initial offering. This discussion does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States.

    This discussion is based upon the tax laws of the United States as in effect on the date of this Prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUSTS

    In the opinion of Cadwalader, Wickersham & Taft, special tax counsel to Northwest, in the case of each Series of Certificates, each Trust will be classified as a grantor trust under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code") and not as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, each U.S. Certificateholder will be subject to federal income taxation as if it owned directly a pro rata undivided interest in each asset owned by the corresponding Trust and paid directly its share of fees and expenses paid by such Trust.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

    A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such owner's method of accounting for U.S. federal income tax purposes and a U.S. Certificateholder's share of premium, if any, paid on the Equipment Notes will be treated as capital gain. Any amounts received by a Trust from Interest Drawings under the relevant Liquidity Facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

    Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

EFFECT OF SUBORDINATION OF SUBORDINATED CERTIFICATEHOLDERS

    If any Trust with respect to a Series are subordinated with respect to other Trusts of the same Series (such Trusts being the "Subordinated Trusts" and the related Certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts,
(2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

    Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and

(3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

ORIGINAL ISSUE DISCOUNT

    The Equipment Notes may be issued with original issue discount ("OID"), which may require U.S. Certificateholders to include such OID in gross income in advance of the receipt or accrual of the stated interest on such Equipment Notes. The Prospectus Supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID. Generally, a holder of a debt instrument issued with original issue discount that is not DE MINIMIS must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

MARKET DISCOUNT

    Generally, the term "market discount" means the excess of the remaining principal amount of a Certificate over the holder's tax basis in such Certificate immediately after its acquisition, subject to a DE MINIMIS exception.

    A holder who acquires a Certificate at a market discount will be required to treat any gain realized on the disposition of such Certificate, except in certain nonrecognition transactions, as ordinary income to the extent of the market discount that accrued during the period that such holder held such Certificate. Further, a disposition of a Certificate by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such Certificate had been sold for its fair market value.

    In the case of a partial principal payment on indebtedness subject to the market discount rules, Section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such indebtedness was held. The amount of any accrued market discount later required to be included in income upon a disposition, or subsequent partial principal payment, will be reduced by the amount of accrued market discount previously included in income.

    Until Treasury regulations are issued, the explanatory Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of installment obligations (such as the Equipment Notes) with market discount may elect to accrue market discount either (i) on the basis of a constant interest rate or (ii) in the ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the installment obligation as of the beginning of such period. Under Section 1277 of the Code, if in any taxable year interest paid or accrued on indebtedness incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includable in income with respect to such indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

    A holder of a Certificate acquired at a market discount may elect under
Section 1278 of the Code, in the manner provided by Revenue Procedure 92-67, 1992-34 I.R.B. 6, to include such discount in income as it accrues. The current inclusion election applies to all market discount obligations acquired on or after the first day to which the election applies, and may not be revoked without the consent of the IRS. If a holder of a Certificate elects to include market discount in income as it accrues, the foregoing rules of

Section 1276 and 1277 of the Code with respect to the recognition of ordinary income on a sale or other disposition of such Certificate and the deferral of interest deductions on indebtedness related to such Certificate would not apply.

    The IRS is authorized to issue regulations to implement the market discount provisions of the Code. No such regulations have been issued or proposed. It is impossible to anticipate what effect, if any, such regulations could have on the Certificateholders.

AMORTIZABLE BOND PREMIUM

    A U.S. Certificateholder should generally be considered to have acquired an interest in an Equipment Note at a premium to the extent the purchaser's tax basis allocable to such interest exceeds the remaining principal amount of the Equipment Note allocable to such interest. In that event, a U.S. Certificateholder who holds a Certificate as a capital asset may elect to amortize that premium as an offset to interest income under Section 171 of the Code with corresponding reductions in the U.S. Certificateholder's tax basis in its Certificate. In the case of installment obligations (such as the Equipment Notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on installment obligations (see discussion above).

    Under certain circumstances, amortizable bond premium may be determined by reference to any early call date. It is unclear how the amortizable bond premium rules apply where, as in the case with the Equipment Notes, the amount of redemption premium payable on an early call date is unknown. In addition, the treatment of any unamortized bond premium remaining at the time of an early call is unclear. The U.S. Certificateholders are urged to consult their own tax advisors as to the treatment of any amortizable bond premiums.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

    Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other assets held by the corresponding Trust. A U.S. Certificateholder's adjusted tax basis will equal the holder's cost for its Certificate, plus any accrued OID or market discount previously included in income or less any amortized bond premium or any previously recognized losses or prior principal payments. Any gain or loss generally will be capital gain or loss (other than accrued market discount not previously included in income) if the Certificate was held as a capital asset.

FOREIGN CERTIFICATEHOLDERS

    Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; PROVIDED, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any Owner Participant or any transferee of such interest, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof.

    Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

    Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

    Certificates may be sold to one or more underwriters for public offering and sale by them or to investors or other persons directly or through one or more dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Certificates will be named in an applicable Prospectus Supplement.

    The Certificates may be sold at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the Certificates, including Certificates not listed on any securities exchange. Northwest does not intend to apply for listing of the Certificates on a national securities exchange. Northwest also may, from time to time, authorize underwriters acting as Northwest's agents to offer and sell the Certificates upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Certificates, underwriters may be deemed to have received compensation from Northwest in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Certificates for whom they may act as agent. Underwriters may sell Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

    If a dealer is used directly by Northwest in the sale of Certificates in respect of which this Prospectus is delivered, such Certificates will be sold to the dealer, as principal. The dealer may then resell such Certificates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale will be set forth in the Prospectus Supplement relating thereto.

    Certificates may be offered and sold through agents designated by Northwest from time to time. Any such agent involved in the offer or sale of the Certificates in respect of which this Prospectus is delivered will be named in, and any commissions payable by Northwest to such agent will be set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    Offers to purchase Certificates may be solicited directly by Northwest and sales thereof may be made by Northwest directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Except as set forth in the applicable Prospectus Supplement, no director, officer or employee of Northwest or NWA Corp. will solicit or receive a commission in connection with direct sales by Northwest of the Certificates, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

    Any underwriting compensation paid by Northwest to underwriters, dealers or agents in connection with the offering of Certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Northwest, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Northwest for certain expenses.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, NWA Corp. and its subsidiaries in the ordinary course of business.

    If so indicated in an applicable Prospectus Supplement and subject to existing market conditions, Northwest will authorize dealers acting as Northwest's agents to solicit offers by certain institutions to purchase Certificates at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Certificates sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Northwest. Contracts will not be subject to any conditions except the purchase by an institution of the Certificates covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable Prospectus Supplement will be granted to underwriters and agents soliciting purchases of Certificates pursuant to Contracts accepted by Northwest. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

    If an underwriter or underwriters are utilized in the sale of any Certificates, the applicable Prospectus Supplement will contain a statement as to the intention, if any, of such underwriters at the date of such Prospectus Supplement to make a market in the Certificates. No assurances can be given that there will be a market for the Certificates.

    The place and time of delivery for the Certificates in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.

                                 LEGAL OPINIONS


    Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Certificates and the Parent Guaranty will be passed upon for Northwest by Simpson Thacher & Bartlett, New York, New York. Unless otherwise indicated in the applicable Prospectus Supplement, Simpson Thacher &

Bartlett will rely on the opinion of counsel for the Trustee as to certain matters relating to the authorization, execution and delivery of such Certificates by, and the valid and binding effect thereof on, such Trustee. Certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft, New York, New York, special tax counsel to Northwest.

                                    EXPERTS

    The consolidated financial statements and schedule of Northwest Airlines Corporation, appearing or incorporated by reference in NWA Corp's Annual Report (Form 10-K) for the year ended December 31, 1996 and the consolidated financial statements of NWA Corp. for the year ended December 31, 1997 included in NWA Corp.'s Current Report (Form 8-K) dated February 19, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND SUCH PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NORTHWEST, NWA CORP. OR ANY UNDERWRITERS, AGENTS OR DEALERS. THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NORTHWEST OR NWA CORP. SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                 --------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
The Company...............................................................    3
General Outline of Trust Structure........................................    3
Use of Proceeds...........................................................    3
Ratio of Earnings to Fixed Charges........................................    4
Description of the Certificates...........................................    5
Description of the Equipment Notes........................................   17
United States Federal Income Tax Consequences.............................   22
ERISA Considerations......................................................   26
Plan of Distribution......................................................   26
Legal Opinions............................................................   27
Experts...................................................................   28

                                 $1,500,000,000

                                   NORTHWEST
                                 AIRLINES, INC.

                           PASS THROUGH CERTIFICATES

                                  -----------

                         APPLICABLE UNDERLYING PAYMENTS
                    FULLY AND UNCONDITIONALLY GUARANTEED BY

                               NORTHWEST AIRLINES
                                  CORPORATION

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                               FEBRUARY   , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table.

Securities and Exchange Commission fee......................  $ 352,764
Printing and engraving expenses.............................    600,000*
Accountants' fees and expenses..............................     90,000*
Legal fees and expenses.....................................  1,200,000*
Blue Sky fees and expenses..................................     60,000*
Trustees' fees and expenses.................................     30,000*
Rating Agency fees..........................................    495,000*
Miscellaneous...............................................    172,236*
                                                              ---------
    Total...................................................  $3,000,000*
                                                              ---------
                                                              ---------

--------------

*Estimated and subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 302A.521 of the Minnesota Business Corporation Act (the "Minnesota Law") requires a Minnesota corporation to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines and reasonable expenses (including attorneys' fees), provided that the person has not otherwise been indemnified, was acting in good faith, received no improper personal benefit as a result of the conduct in question, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful and, depending upon the capacity in which such person was acting, believed that the conduct was in the best interests of the corporation or was not considered to be opposed to the best interests of the corporation. Under Minnesota Law, the termination of a proceeding by judgment, order, settlement, conviction or upon a pleading of NOLO CONTENDERE or its equivalent does not, of itself, establish that a person is not eligible for indemnification. Minnesota corporations are permitted to include provisions in their bylaws or articles of incorporation that prohibit or limit indemnification otherwise required by Minnesota law.

    Section 7 of Northwest Airlines, Inc.'s ("Northwest") bylaws (filed as
Exhibit 4(o)) requires Northwest to indemnify any persons, including officers and directors as permitted by Section 302A.521 of the Minnesota Law. In addition, Section 7 also specifies that Northwest shall indemnify its officers and directors against all costs and expenses incurred in connection with or arising out of any action, suit or proceeding in which such officer or director may be involved as a result of being or having been a director or officer of Northwest. However, Section 7 prohibits indemnification when an action, suit or proceeding results in an officer or director being adjudicated derelict in the performance of his or her duties as an officer or director, or when a settlement or compromise is effected when the total cost of such settlement substantially exceeds the expense which might reasonably be incurred in litigating the matter to a final conclusion.

    Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    In accordance with Section 102(b)(7) of the Delaware Law, the Second Amended and Restated Certificate of Incorporation of Northwest Airlines Corporation ("NWA Corp.") provides that the directors of NWA Corp. shall not be personally liable to NWA Corp. or its stockholders for monetary damages for violations of their fiduciary duty.

    Article VIII of the bylaws, as amended and restated, of NWA Corp. (filed as Exhibit 4(m)) provides for indemnification of the officers and directors of NWA Corp. to the full extent permitted by applicable law.

ITEM 16. EXHIBITS

    The following Exhibits are filed as part of this Registration Statement:


Exhibit 1(a)   Form of Underwriting Agreement for Debt Securities or Warrants to Purchase
               Debt Securities of Northwest (filed as Exhibit 1(a) to the Registration
               Statement on Form S-3 (File No. 333-13307, and hereinafter "Registration
               Statement No. 333-13307") and incorporated herein by reference).

Exhibit 1(b)   Underwriting Agreement, dated February 26, 1998, among Northwest, NWA
               Corp. and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., BT
               Alex. Brown Incorporated and Chase Securities Inc. (filed herewith).

Exhibit 1(c)   Form of Underwriting Agreement for Pass Through Certificates of Northwest
               (filed as Exhibit 1(b) to the Registration Statement on Form S-3 (File No.
               33-74772, and hereinafter "Registration Statement No. 33-74772") and incorporated herein by reference).

Exhibit 4(a)   Senior Debt Securities Indenture, dated as of March 1, 1997, among
               Northwest, NWA Corp. and State Street Bank & Trust Company ("State
               Street"), as Trustee, relating to the Senior Debt Securities of Northwest
               (filed as Exhibit 4(a) to the Registration Statement No. 333-13307 and
               incorporated herein by reference).

Exhibit 4(b)   Form of Senior Subordinated Debt Securities Indenture among Northwest, NWA
               Corp. and State Street, as Trustee, relating to the Senior Subordinated
               Debt Securities of Northwest (filed as Exhibit 4(b) to Registration
               Statement No. 33-74772 and incorporated herein by reference).

Exhibit 4(c)   Form of Senior Debt Securities of Northwest (filed as Exhibit 4(c) to the
               Registration Statement No. 333-13307 and incorporated herein by reference).

Exhibit 4(d)   Form of Senior Subordinated Debt Securities of Northwest (filed as Exhibit
               4(d) to the Registration Statement No. 333-13307 and incorporated herein by reference).

Exhibit 4(e)   Form of Warrant Agreement for Warrants to Purchase Debt Securities of
               Northwest that are Sold Attached to Debt Securities of Northwest (filed as
               Exhibit 4(g) to Registration Statement No. 33-74772 and incorporated herein by reference).

Exhibit 4(f)   Form of Warrant to Purchase Debt Securities of Northwest that are Sold
               Attached to Debt Securities of Northwest (included as part of Exhibit 4(e)
               and incorporated herein by reference).

Exhibit 4(g)   Form of Warrant Agreement for Warrants to Purchase Debt Securities of
               Northwest that are Sold Alone (filed as Exhibit 4(i) to Registration
               Statement No. 33-74772 and incorporated herein by reference).

Exhibit 4(h)   Form of Warrant to Purchase Debt Securities of Northwest that are Sold
               Alone (included as part of Exhibit 4(g) and incorporated herein by reference).

Exhibit 4(i)   Pass Through Trust Agreement, dated as of June 3, 1996, among NWA Corp.,
               Northwest and State Street, as Trustee, relating to Pass Through
               Certificates of Northwest (filed as Exhibit 4(i) to Registration Statement
               No. 333-13307 and incorporated herein by reference).

Exhibit 4(j)   Form of Pass Through Certificate (included as part of Exhibit 4(i)) (filed as Exhibit 4(j) to Registration Statement No. 333-13307 and incorporated herein by reference).

Exhibit 4(k)   Second Amended and Restated Certificate of Incorporation of NWA Corp.
               (filed as Exhibit 3.1 to NWA Corp.'s Registration Statement on Form S-1
               (File No. 33-74210, and hereinafter the "S-1") and incorporated herein by reference).

Exhibit 4(l)   Certificate of Amendment to the Second Amended and Restated Certificate of
               Incorporation of NWA Corp. (filed as Exhibit 3.3 to the S-1 and incorporated herein by reference).

Exhibit 4(m)   Amended and Restated By-Laws of NWA Corp. (filed as Exhibit 3.2 to the S-1 and incorporated herein by reference).

Exhibit 4(n)   Restated Certificate of Incorporation of Northwest (filed as Exhibit 4(s)
               to Registration Statement No. 33-74772 and incorporated herein by reference).

Exhibit 4(o)   Bylaws of Northwest (filed as Exhibit 4(t) to the Registration Statement on Form S-3 (File No. 333-2516) and incorporated herein by reference).

Exhibit 4(p)   Amended and Restated Certificate of Designation of Series A Preferred
               Stock of NWA Corp. (included in Exhibit 4(k) and incorporated herein by reference).

Exhibit 4(q)   Amended and Restated Certificate of Designation of Series B Preferred
               Stock of NWA Corp. (included in Exhibit 4(k) and incorporated herein by reference).

Exhibit 4(r)   Certificate of Designation of Series C Preferred Stock of NWA Corp.
               (included in Exhibit 4(k) and incorporated herein by reference).

Exhibit 4(s)   Certificate of Designation of Series D Junior Participating Preferred
               Stock of NWA Corp. (filed as Exhibit A to Exhibit 1 to NWA Corps.'s
               Current Report on Form 8-K dated November 16, 1995 and incorporated herein by reference).

Exhibit 4(t)   The Registrants hereby agree to furnish to the Commission, upon request, copies of certain instruments defining the rights of holders of long-term debt of the kind described in Item 601(b)(4) of Regulation S-K.

Exhibit 5      Opinion of Simpson Thacher & Bartlett as to the legality of the Securities
               (filed with Amendment No. 1 to this Registration Statement and incorporated herein by reference).

Exhibit 8      Tax Opinion of Cadwalader, Wickersham & Taft relating to Pass Through
               Certificates (filed with Amendment No. 1 to this Registration Statement and incorporated herein by reference).

Exhibit 10(a)  Investment Agreement among NWA Corp., Newbridge Parent Corporation, Air
               Partners, L.P., the Partners of Air Partners identified on the signature pages thereto, Bonderman Family Limited Partnership, 1992 Air, Inc. and
               Air Saipan, Inc., dated as of January 25, 1998 (without exhibits or schedules) (filed as Exhibit 2.1 to NWA Corp.'s Current Report on Form 8-K
               dated January 25, 1998 and incorporated herein by reference).

Exhibit 10(b)  Governance Agreement among NWA Corp., Newbridge Parent Corporation and
               Continental Airlines, Inc., dated as of January 25, 1998 (filed as Exhibit
               2.2 to NWA Corp.'s Current Report on Form 8-K dated January 25, 1998 and incorporated herein by reference).

Exhibit 10(c)  Merger Agreement among NWA Corp., Newbridge Parent Corporation and
               Newbridge Merger Corporation, dated as of January 25, 1998 (without exhibits) (filed as Exhibit 2.3 to NWA Corp.'s Current Report on Form 8-K
               dated January 25, 1998 and incorporated herein by reference).

Exhibit 23(a)  Consent of Ernst & Young LLP (filed herewith).

Exhibit 23(b)  Consent of Simpson Thacher & Bartlett (included as part of Exhibit 5, filed with Amendment No. 1 to this Registration Statement and incorporated herein by reference).

Exhibit 23(c)  Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 8, filed with Amendment No. 1 to this Registration Statement and incorporated herein by reference).

Exhibit 24     Powers of Attorney (included in signature pages II-6 and II-8 of
               Registration Statement No. 333-13307 as initially filed and incorporated herein by reference).

Exhibit 25(a)  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of State Street, as Trustee under the Senior Debt Securities Indenture of Northwest and NWA Corp. (filed as
               Exhibit 25.1 to NWA Corp.'s Current Report on Form 8-K, dated March 6,
               1997, and incorporated herein by reference).

Exhibit 25(b)  Form T-1 Statement of Eligibility under the Trust Indenture Act of State
               Street, as Trustee under the Senior Subordinated Debt Securities Indenture of Northwest and NWA Corp. and the Pass Through Trust Agreement of NWA
               Corp. and Northwest (filed as Exhibit 25(b) to Registration Statement No.
               333-13307 and incorporated herein by reference).


ITEM 17. UNDERTAKINGS

    (a) Each of the undersigned registrants hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by NWA Corp. pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of NWA Corp.'s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Each of the undersigned registrants hereby undertakes if securities are to be offered pursuant to competitive bidding (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in this Registration Statement, together with any supplements thereto, and (2) to file an amendment to this Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by purchasers is proposed to be made.

    (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (e) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

    (f) Each of the undersigned registrants hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, NORTHWEST AIRLINES, INC. HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF EAGAN, STATE OF MINNESOTA, ON FEBRUARY 27, 1998.


                                NORTHWEST AIRLINES, INC.

                                By:           /s/ DOUGLAS M. STEENLAND
                                     ------------------------------------------
                                                Douglas M. Steenland
                                               SENIOR VICE PRESIDENT,
                                            GENERAL COUNSEL AND SECRETARY

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                  SIGNATURE                                        TITLE                              DATE
---------------------------------------------  ---------------------------------------------  --------------------


                      *                        President, Chief Executive Officer and
     -----------------------------------        Director (Principal Executive Officer)        February 27, 1998
               John H. Dasburg

                      *                        Executive Vice President and Chief Financial
     -----------------------------------        Officer (Principal Financial Officer)         February 27, 1998
              James A. Lawrence

                      *                        Vice President and Chief Accounting Officer
     -----------------------------------        (Principal Accounting Officer)                February 27, 1998
              Rolf S. Andresen

                      *
     -----------------------------------       Chairman of the Board of Directors             February 27, 1998
               Gary L. Wilson

     -----------------------------------       Director
               Richard C. Blum

                      *
     -----------------------------------       Director                                       February 27, 1998
              Alfred A. Checchi

                      *
     -----------------------------------       Director
             Marvin L. Griswold

                      *
     -----------------------------------       Director                                       February 27, 1998
             Dennis F. Hightower

                  SIGNATURE                                        TITLE                              DATE
---------------------------------------------  ---------------------------------------------  --------------------

     -----------------------------------       Director
            Doris Kearns Goodwin

                      *
     -----------------------------------       Director                                       February 27, 1998
              Thomas L. Kempner

     -----------------------------------       Director
             George J. Kourpias

                      *
     -----------------------------------       Director                                       February 27, 1998
              Frederic V. Malek

                      *
     -----------------------------------       Director                                       February 27, 1998
              Walter F. Mondale

                      *
     -----------------------------------       Director                                       February 27, 1998
               V.A. Ravindran

                      *
     -----------------------------------       Director                                       February 27, 1998
               Leo M. Van Wijk

                      *
     -----------------------------------       Director                                       February 27, 1998
               George J. Vojta

                      *
     -----------------------------------       Director                                       February 27, 1998
               Duane E. Woerth


*By:       /s/ DOUGLAS M.
              STEENLAND
      -------------------------
        Douglas M. Steenland
          ATTORNEY-IN-FACT

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, NORTHWEST AIRLINES CORPORATION HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF EAGAN, STATE OF MINNESOTA, ON FEBRUARY 27, 1998.


                                NORTHWEST AIRLINES CORPORATION

                                By:           /s/ DOUGLAS M. STEENLAND
                                     ------------------------------------------
                                                Douglas M. Steenland
                                               SENIOR VICE PRESIDENT,
                                            GENERAL COUNSEL AND SECRETARY

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                  SIGNATURE                                        TITLE                              DATE
---------------------------------------------  ---------------------------------------------  --------------------


                      *                        President, Chief Executive Officer and
     -----------------------------------        Director (Principal Executive Officer)        February 27, 1998
               John H. Dasburg

                      *                        Executive Vice President and Chief Financial
     -----------------------------------        Officer (Principal Financial Officer)         February 27, 1998
              James A. Lawrence

                      *                        Vice President and Chief Accounting Officer
     -----------------------------------        (Principal Accounting Officer)                February 27, 1998
              Rolf S. Andresen

                      *
     -----------------------------------       Chairman of the Board of Directors             February 27, 1998
               Gary L. Wilson

     -----------------------------------       Director
               Richard C. Blum

                      *
     -----------------------------------       Director                                       February 27, 1998
              Alfred A. Checchi

     -----------------------------------       Director
             Marvin L. Griswold

                      *
     -----------------------------------       Director                                       February 27, 1998
             Dennis F. Hightower

                  SIGNATURE                                        TITLE                              DATE
---------------------------------------------  ---------------------------------------------  --------------------

     -----------------------------------       Director
            Doris Kearns Goodwin

                      *
     -----------------------------------       Director                                       February 27, 1998
              Thomas L. Kempner

     -----------------------------------       Director
             George J. Kourpias

                      *
     -----------------------------------       Director                                       February 27, 1998
              Frederic V. Malek

                      *
     -----------------------------------       Director                                       February 27, 1998
              Walter F. Mondale

                      *
     -----------------------------------       Director                                       February 27, 1998
               V.A. Ravindran

                      *
     -----------------------------------       Director                                       February 27, 1998
               Leo M. Van Wijk

                      *
     -----------------------------------       Director                                       February 27, 1998
               George J. Vojta

                      *
     -----------------------------------       Director                                       February 27, 1998
               Duane E. Woerth


*By:       /s/ DOUGLAS M.
              STEENLAND
      -------------------------
        Douglas M. Steenland
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


     EXHIBIT
     NUMBER        DESCRIPTION
-----------------  ----------------------------------------------------------------------------------
Exhibit 1(a)       Form of Underwriting Agreement for Debt Securities or Warrants to Purchase Debt
                   Securities of Northwest (filed as Exhibit 1(a) to the Registration Statement on
                   Form S-3 (File No. 333-13307, and hereinafter "Registration Statement No.
                   333-13307") and incorporated herein by reference).
Exhibit 1(b)       Underwriting Agreement dated February 26, 1998 among Northwest, NWA Corp. and
                   Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., BT Alex. Brown
                   Incorporated and Chase Securities Inc. (filed herewith).
Exhibit 1(c)       Form of Underwriting Agreement for Pass Through Certificates of Northwest (filed as Exhibit 1(b) to the Registration Statement on Form S-3 (File No. 33-74772, and
                   hereinafter "Registration Statement No. 33-74772") and incorporated herein by reference).
Exhibit 4(a)       Senior Debt Securities Indenture, dated as of March 1, 1997, among Northwest, NWA
                   Corp. and State Street Bank & Trust Company ("State Street"), as Trustee, relating to the Senior Debt Securities of Northwest (filed as Exhibit 4(a) to the
                   Registration Statement No. 333-13307 and incorporated herein by reference).
Exhibit 4(b)       Form of Senior Subordinated Debt Securities Indenture among Northwest, NWA Corp.
                   and State Street, as Trustee, relating to the Senior Subordinated Debt Securities of Northwest (filed as Exhibit 4(b) to Registration Statement No. 33-74772 and
                   incorporated herein by reference).
Exhibit 4(c)       Form of Senior Debt Securities of Northwest (filed as Exhibit 4(c) to the
                   Registration Statement No. 333-13307 and incorporated herein by reference).
Exhibit 4(d)       Form of Senior Subordinated Debt Securities of Northwest (filed as Exhibit 4(d) to the Registration Statement No. 333-13307 and incorporated herein by reference).
Exhibit 4(e)       Form of Warrant Agreement for Warrants to Purchase Debt Securities of Northwest
                   that are Sold Attached to Debt Securities of Northwest (filed as Exhibit 4(g) to
                   Registration Statement No. 33-74772 and incorporated herein by reference).
Exhibit 4(f)       Form of Warrant to Purchase Debt Securities of Northwest that are Sold Attached to
                   Debt Securities of Northwest (included as part of Exhibit 4(e) and incorporated herein by reference).
Exhibit 4(g)       Form of Warrant Agreement for Warrants to Purchase Debt Securities of Northwest
                   that are Sold Alone (filed as Exhibit 4(i) to Registration Statement No. 33-74772 and incorporated herein by reference).
Exhibit 4(h)       Form of Warrant to Purchase Debt Securities of Northwest that are Sold Alone
                   (included as part of Exhibit 4(g) and incorporated herein by reference).
Exhibit 4(i)       Pass Through Trust Agreement, dated as of June 3, 1996, among NWA Corp., Northwest and State Street, as Trustee, relating to Pass Through Certificates of Northwest
                   (filed as Exhibit 4(j) to Registration Statement No. 333-13307 and incorporated herein by reference).
Exhibit 4(j)       Form of Pass Through Certificate (included as part of Exhibit 4(i)) (filed as
                   Exhibit 4(i) to Registration Statement No. 333-13307 and incorporated herein by reference).

     EXHIBIT
     NUMBER        DESCRIPTION
-----------------  ----------------------------------------------------------------------------------
Exhibit 4(k)       Second Amended and Restated Certificate of Incorporation of NWA Corp. (filed as
                   Exhibit 3.1 to NWA Corp.'s Registration Statement on Form S-1 (File No. 33-74210,
                   and hereinafter the "S-1") and incorporated herein by reference).
Exhibit 4(l)       Certificate of Amendment to the Second Amended and Restated Certificate of
                   Incorporation of NWA Corp. (filed as Exhibit 3.3 to the S-1 and incorporated herein by reference).
Exhibit 4(m)       Amended and Restated By-Laws of NWA Corp. (filed as Exhibit 3.2 to the S-1 and incorporated herein by reference).
Exhibit 4(n)       Restated Certificate of Incorporation of Northwest (filed as Exhibit 4(s) to
                   Registration Statement No. 33-74772 and incorporated herein by reference).
Exhibit 4(o)       Bylaws of Northwest (filed as Exhibit 4(t) to the Registration Statement on Form
                   S-3 (File No. 333-2516) and incorporated herein by reference).
Exhibit 4(p)       Amended and Restated Certificate of Designation of Series A Preferred Stock of NWA
                   Corp. (included in Exhibit 4(k) and incorporated herein by reference).
Exhibit 4(q)       Amended and Restated Certificate of Designation of Series B Preferred Stock of NWA
                   Corp. (included in Exhibit 4(k) and incorporated herein by reference).
Exhibit 4(r)       Certificate of Designation of Series C Preferred Stock of NWA Corp. (included in
                   Exhibit 4(k) and incorporated herein by reference).
Exhibit 4(s)       Certificate of Designation of Series D Junior Participating Preferred Stock of NWA
                   Corp. (filed as Exhibit A to Exhibit 1 to NWA Corps.'s Current Report on Form 8-K
                   dated November 16, 1995 and incorporated herein by reference).
Exhibit 4(t)       The Registrants hereby agree to furnish to the Commission, upon request, copies of certain instruments defining the rights of holders of long-term debt of the kind described in Item 601(b)(4) of Regulation S-K.
Exhibit 5          Opinion of Simpson Thacher & Bartlett as to the legality of the Securities (filed with Amendment No. 1 to this Registration Statement and incorporated herein by reference).
Exhibit 8          Tax Opinion of Cadwalader, Wickersham & Taft relating to Pass Through Certificates
                   (filed with Amendment No. 1 to this Registration Statement and incorporated herein by reference).
Exhibit 10(a)      Investment Agreement among NWA Corp., Newbridge Parent Corporation, Air Partners,
                   L.P., the Partners of Air Partners identified on the signature pages thereto,
                   Bonderman Family Limited Partnership, 1992 Air, Inc. and Air Saipan, Inc., dated as of January 25, 1998 (without exhibits or schedules) (filed as Exhibit 2.1 to
                   NWA Corp.'s Current Report on Form 8-K dated January 25, 1998 and incorporated herein by reference).
Exhibit 10(b)      Governance Agreement among NWA Corp., Newbridge Parent Corporation and Continental
                   Airlines, Inc., dated as of January 25, 1998 (filed as Exhibit 2.2 to NWA Corp.'s
                   Current Report on Form 8-K dated January 25, 1998 and incorporated herein by reference).
Exhibit 10(c)      Merger Agreement among NWA Corp., Newbridge Parent Corporation and Newbridge
                   Merger Corporation, dated as of January 25, 1998 (without exhibits) (filed as
                   Exhibit 2.3 to NWA Corp.'s Current Report on Form 8-K dated January 25, 1998 and incorporated herein by reference).

     EXHIBIT
     NUMBER        DESCRIPTION
-----------------  ----------------------------------------------------------------------------------
Exhibit 23(a)      Consent of Ernst & Young LLP (filed herewith).
Exhibit 23(b)      Consent of Simpson Thacher & Bartlett (included as part of Exhibit 5, filed with
                   Amendment No. 1 to this Registration Statement and incorporated herein by reference).
Exhibit 23(c)      Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 8, filed with Amendment No. 1 to this Registration Statement and incorporated herein by reference).
Exhibit 24         Powers of Attorney (included in signature pages II-6 and II-8 of Registration
                   Statement No. 333-13307 as initially filed and incorporated herein by reference).
Exhibit 25(a)      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 (the
                   "Trust Indenture Act"), as amended, of State Street, as Trustee under the Senior
                   Debt Securities Indenture of Northwest and NWA Corp., (filed as Exhibit 25.1 to
                   NWA Corp.'s Current Report on Form 8-K, dated March 6, 1997, and incorporated herein by reference).
Exhibit 25(b)      Form T-1 Statement of Eligibility under the Trust Indenture Act of State Street, as Trustee under the Senior Subordinated Debt Securities Indenture of Northwest
                   and NWA Corp. and the Pass Through Trust Agreement of NWA Corp. and Northwest
                   (filed as Exhibit 25(b) to Registration Statement No. 333-13307 and incorporated herein by reference).